Exhibit 99.1

DAVITA INC.

Consolidated Financial Statements for the years ended December 31, 2011, 2010 and 2009.

DAVITA INC.

i

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

DaVita Inc.:

We have audited the accompanying consolidated balance sheets of DaVita Inc. and subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of income, equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2011. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DaVita Inc. and subsidiaries as of December 31, 2011 and 2010, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2011, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 28 to the consolidated financial statements, effective January 1, 2012 the Company adopted accounting standards updates 2011-07 Health Care Entities – Presentation and Disclosure of Patient Service Revenue, Provision for Bad Debts, and the Allowance for Doubtful Accounts and 2011-05 as amended by 2011-12 Comprehensive Income – Presentation of Comprehensive Income. As required, the consolidated financial statements referred to above have been revised.

/s/ KPMG LLP

Seattle, Washington

February 24, 2012, except for Notes 28 and 29, which date is July 6, 2012

DAVITA INC.

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)

	Year ended December 31,
	2011	2010	2009
Dialysis and related lab services patient service operating revenues	$6,462,810	$6,043,543	$5,757,946
Less: Provision for uncollectible accounts related to patient service operating revenues	(190,234)	(166,301)	(156,395)

Net patient service operating revenues	6,272,576	5,877,242	5,601,551
Other revenues	519,404	394,507	342,702

Total net operating revenues	6,791,980	6,271,749	5,944,253

Operating expenses and charges:
Patient care costs	4,680,772	4,467,107	4,242,147
General and administrative	691,243	579,000	531,531
Depreciation and amortization	266,628	233,730	228,396
Provision for uncollectible accounts	7,331	4,351	4,993
Equity investment income	(8,776)	(8,999)	(2,442)
Goodwill impairment charge	24,000	—	—

Total operating expenses and charges	5,661,198	5,275,189	5,004,625

Operating income	1,130,782	996,560	939,628
Debt expense	(241,090)	(181,607)	(185,755)
Debt refinancing and redemption charges	—	(74,382)	—
Other income	2,982	3,419	3,706

Income from continuing operations before income taxes	892,674	743,990	757,579
Income tax expense	315,744	260,052	278,213

Income from continuing operations	576,930	483,938	479,366
Discontinued operations:
Income from operations of discontinued operations, net of tax	1,221	281	393
Loss on disposal of discontinued operations, net of tax	(4,756)	—	—

Net income	573,395	484,219	479,759
Less: Net income attributable to noncontrolling interests	(95,394)	(78,536)	(57,075)

Net income attributable to DaVita Inc.	$478,001	$405,683	$422,684

Earnings per share:
Basic income from continuing operations per share attributable to DaVita Inc.	$5.09	$3.99	$4.07

Basic net income per share attributable to DaVita Inc.	$5.05	$4.00	$4.08

Diluted income from continuing operations per share attributable to DaVita Inc.	$4.99	$3.93	$4.05

Diluted net income per share attributable to DaVita Inc.	$4.96	$3.94	$4.06

Weighted average shares for earnings per share:
Basic	94,658,027	101,504,373	103,603,885

Diluted	96,532,110	103,059,171	104,167,685

Amounts attributable to DaVita Inc.:
Income from continuing operations	$481,755	$405,402	$422,291
Discontinued operations	(3,754)	281	393

Net income	$478,001	$405,683	$422,684

See notes to consolidated financial statements.

DAVITA INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(dollars in thousands, except per share data)

	Years ended December 31,
	2011	2010	2009
Net income	$573,395	$484,219	$479,759

Other comprehensive (loss) income, net of tax:
Unrealized losses on interest rate swap and cap agreements:
Unrealized losses on interest rate swap and cap agreements	(29,049)	(134)	(2,578)
Less: Reclassifications of net swap and cap agreements realized losses into net income	9,721	5,557	10,542
Unrealized (losses) gains on investments:
Unrealized (losses) gains on investments	(602)	615	986
Less: Reclassification of net investment realized (gains) losses into net income	(57)	13	(159)

Other comprehensive (loss) income	(19,987)	6,051	8,791

Total comprehensive income	553,408	490,270	488,550
Less: Comprehensive income attributable to noncontrolling interests	(95,394)	(78,536)	(57,075)

Comprehensive income attributable to DaVita Inc.	458,014	$411,734	$431,475

See notes to condensed consolidated financial statements.

DAVITA INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)

	December 31,
	2011	2010
ASSETS
Cash and cash equivalents	$393,752	$860,117
Short-term investments	17,399	23,003
Accounts receivable, less allowance of $250,343 and $235,629	1,195,163	1,048,976
Inventories	75,731	76,008
Other receivables	269,832	304,366
Other current assets	49,349	43,994
Income tax receivable	—	40,330
Deferred income taxes	280,382	226,060

Total current assets	2,281,608	2,622,854
Property and equipment, net	1,432,651	1,170,808
Amortizable intangibles, net	159,491	162,635
Equity investments	27,325	25,918
Long-term investments	9,890	8,848
Other long-term assets	34,231	32,054
Goodwill	4,946,976	4,091,307

	$8,892,172	$8,114,424

LIABILITIES AND EQUITY
Accounts payable	$289,653	$181,033
Other liabilities	325,734	342,943
Accrued compensation and benefits	412,972	325,477
Current portion of long-term debt	87,345	74,892
Income taxes payable	37,412	—

Total current liabilities	1,153,116	924,345
Long-term debt	4,417,624	4,233,850
Other long-term liabilities	132,006	89,290
Alliance and product supply agreement, net	19,987	25,317
Deferred income taxes	423,098	421,436

Total liabilities	6,145,831	5,694,238
Commitments and contingencies
Noncontrolling interests subject to put provisions	478,216	383,052
Equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 450,000,000 shares authorized; 134,862,283 shares issued; 93,641,363 and 96,001,535 shares outstanding)	135	135
Additional paid-in capital	596,300	620,546
Retained earnings	3,195,818	2,717,817
Treasury stock, at cost (41,220,920 and 38,860,748 shares)	(1,631,694)	(1,360,579)
Accumulated other comprehensive (loss) income	(19,484)	503

Total DaVita Inc. shareholders’ equity	2,141,075	1,978,422
Noncontrolling interests not subject to put provisions	127,050	58,712

Total equity	2,268,125	2,037,134

	$8,892,172	$8,114,424

See notes to consolidated financial statements.

DAVITA INC.

CONSOLIDATED STATEMENTS OF CASH FLOW

(dollars in thousands)

	Year ended December 31,
	2011	2010	2009
Cash flows from operating activities:
Net income	$573,395	$484,219	$479,759
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	267,315	234,378	228,986
Stock-based compensation expense	48,718	45,551	44,422
Tax benefits from stock award exercises	38,199	26,706	18,241
Excess tax benefits from stock award exercises	(20,834)	(6,283)	(6,950)
Deferred income taxes	53,438	75,399	50,869
Equity investment income, net	354	(3,298)	(204)
Loss on disposal of assets and other non-cash charges	20,329	9,585	20,945
Goodwill impairment charge	24,000	—	—
Debt refinancing and redemption charges	—	74,382	—
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(88,848)	55,379	(32,313)
Inventories	10,270	(3,892)	15,115
Other receivables and other current assets	53,697	(44,719)	(35,104)
Other long-term assets	2,039	901	7,288
Accounts payable	84,400	4,228	(104,879)
Accrued compensation and benefits	77,074	39,588	(9,138)
Other current liabilities	(51,979)	(111,444)	(43,543)
Income taxes	77,418	(45,737)	44,578
Other long-term liabilities	11,061	4,740	(11,362)

Net cash provided by operating activities	1,180,046	839,683	666,710

Cash flows from investing activities:
Additions of property and equipment, net	(400,156)	(273,602)	(274,605)
Acquisitions	(1,077,442)	(188,502)	(87,617)
Proceeds from asset sales	75,183	22,727	7,697
Purchase of investments available-for-sale	(5,971)	(1,125)	(2,062)
Purchase of investments held-to-maturity	(37,628)	(56,615)	(22,664)
Proceeds from the sale of investments available-for-sale	1,149	900	16,693
Proceeds from maturities of investments held-to-maturity	47,695	59,932	16,380
Purchase of equity investments and other assets	(2,398)	(709)	(2,429)
Distributions received on equity investments	340	361	2,547

Net cash used in investing activities	(1,399,228)	(436,633)	(346,060)

Cash flows from financing activities:
Borrowings	36,395,105	24,809,258	18,767,592
Payments on long-term debt	(36,249,584)	(24,134,502)	(18,828,824)
Interest rate cap premiums and other deferred financing costs	(17,861)	—	—
Debt refinancing costs including tender and call premiums	—	(113,810)	(42)
Purchase of treasury stock	(323,348)	(618,496)	(153,495)
Distributions to noncontrolling interests	(100,653)	(83,591)	(67,748)
Stock award exercises and other share issuances, net	11,316	53,760	67,908
Excess tax benefits from stock award exercises	20,834	6,283	6,950
Contributions from noncontrolling interests	21,010	9,510	13,071
Proceeds from sales of additional noncontrolling interests	9,687	3,410	9,375
Purchases from noncontrolling interests	(13,689)	(14,214)	(6,859)

Net cash used in financing activities	(247,183)	(82,392)	(192,072)

Net (decrease) increase in cash and cash equivalents	(466,365)	320,658	128,578
Cash and cash equivalents at beginning of year	860,117	539,459	410,881

Cash and cash equivalents at end of year	$393,752	$860,117	$539,459

See notes to consolidated financial statements.

DAVITA INC.

CONSOLIDATED STATEMENTS OF EQUITY

(dollars and shares in thousands)

	Non-controlling interests subject to put provisions	DaVita Inc. Shareholders’ Equity								Non-controlling interests not subject to put provisions
		Common stock		Additional paid-in capital	Retained earnings	Treasury stock		Accumulated other comprehensive income (loss)	Total
		Shares	Amount			Shares	Amount
Balance at December 31, 2008	$291,397	134,862	$135	$584,358	$1,889,450	(31,109)	$(691,857)	$(14,339)	$1,767,747	$59,152
Comprehensive income:
Net income	38,381				422,684				422,684	18,694
Other comprehensive income								8,791	8,791
Stock purchase shares issued				2,135		107	2,387		4,522
Stock unit shares issued				(1,570)		69	1,570		—
Stock options and SSARs exercised				15,598		2,036	48,055		63,653
Stock-based compensation expense				44,422					44,422
Excess tax benefits from stock awards exercised				6,150					6,150
Distributions to noncontrolling interests	(44,277)									(23,471)
Contributions from noncontrolling interests	10,502									2,569
Sales and assumptions of additional noncontrolling interests	13,483			(529)					(529)	4,039
Purchases from noncontrolling interests	(2,594)			(3,721)					(3,721)	(544)
Changes in fair value of noncontrolling interests	24,819			(24,819)					(24,819)	—
Other adjustments	14			(339)					(339)	(1,346)
Purchase of treasury stock						(2,903)	(153,495)		(153,495)

Balance at December 31, 2009	$331,725	134,862	$135	$621,685	$2,312,134	(31,800)	$(793,340)	$(5,548)	$2,135,066	$59,093
Comprehensive income:
Net income	52,589				405,683				405,683	25,947
Other comprehensive income								6,051	6,051
Stock purchase shares issued				2,129		86	2,151		4,280
Stock unit shares issued				(875)		32	875		—
Stock options and SSARs exercised				455		1,740	48,231		48,686
Stock-based compensation expense				45,551					45,551

DAVITA INC.

CONSOLIDATED STATEMENTS OF EQUITY

(Continued)

(dollars and shares in thousands)

	Non-controlling interests subject to put provisions	DaVita Inc. Shareholders’ Equity								Non-controlling interests not subject to put provisions
		Common stock		Additional paid-in capital	Retained earnings	Treasury stock		Accumulated other comprehensive income (loss)	Total
		Shares	Amount			Shares	Amount
Excess tax benefits from stock awards exercised				6,283					6,283
Distributions to noncontrolling interests	(54,612)									(28,979)
Contributions from noncontrolling interests	5,439									4,071
Sales and assumptions of additional noncontrolling interests	4,059			(298)					(298)	2,308
Purchases from noncontrolling interests	(4,949)			(5,537)					(5,537)	(3,728)
Impact on fair value due to change in methodology	(24,571)			24,571					24,571
Changes in fair value of noncontrolling interests	73,372			(73,372)					(73,372)
Other adjustments				(46)					(46)
Purchase of treasury stock						(8,919)	(618,496)		(618,496)

Balance at December 31, 2010	$383,052	134,862	$135	$620,546	$2,717,817	(38,861)	$(1,360,579)	$503	$1,978,422	$58,712
Comprehensive income:
Net income	59,135				478,001				478,001	36,259
Other comprehensive loss								(19,987)	(19,987)
Stock purchase shares issued				4,268		175	6,554		10,822
Stock unit shares issued				(2,866)		78	2,866		—
Stock options and SSARs exercised				(37,370)		1,182	42,813		5,443
Stock-based compensation expense				48,718					48,718
Excess tax benefits from stock awards exercised				20,834					20,834
Distributions to noncontrolling interests	(61,343)									(39,310)
Contributions from noncontrolling interests	12,547									8,463
Sales and assumptions of additional noncontrolling interests	49,343			(1,299)					(1,299)	55,566
Purchases from noncontrolling interests	(2,103)			(9,486)					(9,486)	(2,100)
Changes in fair value of noncontrolling interests	63,762			(63,762)					(63,762)
Expired put provision	(26,177)			16,717					16,717	9,460
Purchase of treasury stock						(3,795)	(323,348)		(323,348)

Balance at December 31, 2011	$478,216	134,862	$135	$596,300	$3,195,818	(41,221)	$(1,631,694)	$(19,484)	$2,141,075	$127,050

See notes to consolidated financial statements.

DAVITA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share data)

(continued)

1. Organization and summary of significant accounting policies

Organization

DaVita Inc. principally operates kidney dialysis centers and provides related lab services primarily in outpatient dialysis centers and in contracted hospitals mainly across the United States. The Company also operates other ancillary services and strategic initiatives, which include the Company’s international operations that relate primarily to its core business of providing kidney dialysis services. As of December 31, 2011, the Company operated or provided administrative services through a network of 1,809 outpatient dialysis centers located in the United States throughout 43 states and the District of Columbia, serving approximately 142,000 patients. In addition, as of December 31, 2011, the Company operated or provided administrative services to 11 outpatient dialysis centers located in three countries outside of the United States. The Company’s U.S. dialysis and related lab services business qualifies as a separately reportable segment and all other ancillary services and strategic initiatives, including the Company’s international operations, have been combined and disclosed in the other segments category.

Basis of presentation

These consolidated financial statements are prepared in accordance with United States generally accepted accounting principles. The financial statements include DaVita and its subsidiaries, partnerships and other entities in which it maintains a 100% or majority voting interest, another controlling financial interest, or of which it is the primary beneficiary (collectively, the Company). All significant intercompany transactions and balances have been eliminated. Non-marketable equity investments are recorded under the equity or cost method of accounting based upon whether the Company has significant influence over the investee. The Company has evaluated subsequent events through the date these consolidated financial statements were issued, and have included all necessary disclosures. For the Company’s international subsidiaries, local currencies are their functional currencies. A translation adjustment results from the process of translating the Company’s international subsidiaries’ financial statements which are reflected at their functional currencies into the Company’s reporting currency (USD). The translation adjustment as of and for the year ended December 31, 2011 was immaterial.

Use of estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amounts of revenues, expenses, assets, liabilities, contingencies and temporary equity. Although actual results in subsequent periods will differ from these estimates, such estimates are developed based on the best information available to management and management’s best judgments at the time made. All significant assumptions and estimates underlying the amounts reported in the financial statements and accompanying notes are regularly reviewed and updated when necessary. Changes in estimates are reflected in the financial statements based upon on-going actual experience trends, or subsequent settlements and realizations depending on the nature and predictability of the estimates and contingencies. Interim changes in estimates related to annual operating costs are applied prospectively within annual periods.

The most significant assumptions and estimates underlying these financial statements and accompanying notes involve revenue recognition and accounts receivable, impairments of long-lived assets and valuation adjustments, accounting for income taxes, quarterly and annual variable compensation accruals, purchase accounting valuation estimates, fair value estimates and stock-based compensation. Specific estimating risks and contingencies are further addressed within these notes to the consolidated financial statements.

Net operating revenues and accounts receivable

Revenues associated with Medicare and Medicaid programs are recognized based on: (a) the payment rates that are established by statute or regulation for the portion of the payment rates paid by the government payor (e.g., 80% for Medicare patients) and (b) for the portion not paid by the primary government payor, estimates of the amounts ultimately collectible from other government programs paying secondary coverage (e.g., Medicaid secondary coverage), the patient’s commercial health plan secondary coverage, or the patient. Effective January 1, 2011, the Company’s reimbursements from Medicare are now subject to certain variations under Medicare’s new single bundled payment rate system, whereby reimbursements can be adjusted for certain patient characteristics and other factors. The Company’s revenue recognition will depend upon its ability to effectively capture, document and bill for Medicare’s base payment rate as well as these other variable factors. In addition, as a result of the potential range of variations that can occur in the Company’s reimbursements from Medicare under the new single bundled payment rate system, the Company’s revenue recognition is now subject to a greater degree of estimating risk.

DAVITA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share data)

(continued)

Revenues associated with commercial health plans are estimated based on contractual terms for the patients under healthcare plans with which the Company has formal agreements, non-contracted health plan coverage terms if known, estimated secondary collections, historical collection experience, historical trends of refunds and payor payment adjustments (retractions), inefficiencies in the Company’s billing and collection processes that can result in denied claims for payments, and regulatory compliance issues.

Operating revenues are recognized in the period services are provided. Revenues consist primarily of payments from Medicare, Medicaid and commercial health plans for dialysis and ancillary services provided to patients. A usual and customary fee schedule is maintained for the Company’s dialysis treatments and other patient services; however, actual collectible revenue is normally recognized at a discount from the fee schedule.

Commercial revenue recognition also involves significant estimating risks. With many larger, commercial insurers the Company has several different contracts and payment arrangements, and these contracts often include only a subset of the Company’s centers. It is often not possible to determine which contract, if any, should be applied prior to billing. In addition, for services provided by non-contracted centers, final collection may require specific negotiation of a payment amount, typically at a significant discount from the Company’s usual and customary rates.

Effective January 1, 2011, services covered by Medicare are now subject to a greater degree of estimating risk under Medicare’s new single bundled payment rate system, whereby reimbursements from Medicare can vary significantly depending upon certain patient characteristics and other variable factors. Prior to January 1, 2011, services covered by Medicare as well as Medicaid were less subject to estimating risks since both Medicare and Medicaid rates used a prospective payment method established in advance with definitive terms. Even with the new bundled payment rate system, Medicare payments for bad debt claims are still subject to individual center profitability, as established by cost reports, and require evidence of collection efforts. As a result, billing and collection of Medicare bad debt claims can be delayed significantly, and final payment is subject to audit.

Medicaid payments, when Medicaid coverage is secondary, can also be difficult to estimate. For many states, Medicaid payment terms and methods differ from Medicare, and may prevent accurate estimation of individual payment amounts prior to billing.

Net revenue recognition and allowances for uncollectible billings require the use of estimates of the amounts that will ultimately be realized considering, among other items, retroactive adjustments that may be associated with regulatory reviews, audits, billing reviews and other matters. The Company’s policy is to write-off any uncollectible accounts receivable balance only after all collection efforts have been exhausted or when write-off is mandated by federal or state policies or required by certain payor contracts. It is also the Company’s policy to write-off any accounts receivable balance associated with any payors or patients upon the Company receiving notification of a bankruptcy filing.

The Company’s range of revenue estimating risk for the dialysis and related lab services segment is generally expected to be within 1% of its revenue. Changes in revenue estimates for prior periods are separately disclosed, if material.

Management and administrative support services are provided to outpatient dialysis centers and physician practices and certain other clinics that the Company does not own or in which the Company owns a minority equity investment interest. The management fees are principally determined as a percentage of the managed operations’ revenues or cash collections and in some cases an additional component based upon a percentage of operating income. Management fees are included in net operating revenues when earned, and represent less than 1% of total consolidated operating revenues.

Other income

Other income includes interest income on cash investments and other non-operating gains from investment transactions.

Cash and cash equivalents

Cash equivalents are short-term highly liquid investments with maturities of three months or less at date of purchase.

DAVITA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share data)

(continued)

Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market and consist principally of pharmaceuticals and dialysis-related supplies. Rebates related to inventory purchases are recorded when earned and are based on certain qualification requirements based upon a variety of factors including future pricing levels by the manufacturer and data submission.

Property and equipment

Property and equipment is stated at cost less accumulated depreciation and amortization and is further reduced by any impairments. Maintenance and repairs are charged to expense as incurred. Depreciation and amortization expenses are computed using the straight-line method over the useful lives of the assets estimated as follows: buildings, 20 to 40 years; leasehold improvements, the shorter of their economic useful life or the expected lease term; and equipment and information systems, principally 3 to 8 years. Disposition gains and losses are included in current operating expenses.

Investments

Based upon the Company’s intentions and strategy involving investments in debt and equity securities, the Company classifies certain debt securities as held-to-maturity and measures them at amortized cost. Based upon the Company’s other strategies involving investments, the Company classifies equity securities that have readily determinable fair values and certain other debt securities as available for sale and measures them at fair value. Unrealized gains or losses from available for sale investments are recorded in other comprehensive income until realized.

Amortizable intangibles

Amortizable intangible assets and liabilities include non-competition and similar agreements, lease agreements, hospital acute services contracts, deferred debt financing costs and the Alliance and Product Supply Agreement, each of which have finite useful lives. Non-competition and similar agreements are amortized over the terms of the agreements, typically ten years, using the straight-line method. Lease agreements and hospital acute service contracts are amortized on a straight-line basis over the term of the lease and the contract period, respectively. Deferred debt financing costs are amortized to debt expense over the term of the related debt using the effective interest method. The Alliance and Product Supply Agreement intangible liability is being amortized using the straight-line method over the term of the agreement, which is ten years.

Goodwill

Goodwill represents the difference between the fair value of acquired businesses and the fair value of the identifiable tangible and intangible net assets acquired. Goodwill is not amortized, but is assessed for valuation impairment as circumstances warrant and at least annually. An impairment charge would be recorded to the extent the carrying amount of goodwill exceeds its implied fair value. The Company operates several reporting units for goodwill impairment assessments. See Note 10 to the consolidated financial statements for further details.

Impairment of long-lived assets

Long-lived assets, including property and equipment, equity investments in non-consolidated businesses, and amortizable intangible assets with finite useful lives, are reviewed for possible impairment at least annually and whenever significant events or changes in circumstances indicate that an impairment may have occurred, including changes in the Company’s business strategy and plans, changes in the quality or structure of its relationships with its partners and deteriorating operating performance of individual outpatient dialysis centers or other operations. An impairment is indicated when the sum of the expected future undiscounted net cash flows identifiable to an asset or asset group is less than its carrying amount. Impairment losses are measured based upon the difference between the actual or estimated fair values, which are based on market values, net realizable values or projections of discounted net cash flows, as appropriate, compared to the carrying amount of the asset. Impairment charges are included in operating expenses.

DAVITA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share data)

(continued)

Income taxes

Federal and state income taxes are computed at current enacted tax rates less tax credits using the asset and liability method. Deferred taxes are adjusted both for items that do not have tax consequences and for the cumulative effect of any changes in tax rates from those previously used to determine deferred tax assets or liabilities. Tax provisions include amounts that are currently payable, changes in deferred tax assets and liabilities that arise because of temporary differences between the timing of when items of income and expense are recognized for financial reporting and income tax purposes, changes in the recognition of tax positions and any changes in the valuation allowance caused by a change in judgment about the realizability of the related deferred tax assets. A valuation allowance is established when necessary to reduce deferred tax assets to amounts expected to be realized.

The Company uses a recognition threshold of more-likely-than not and a measurement attribute on all tax positions taken or expected to be taken in a tax return in order to be recognized in the financial statements. Once the recognition threshold is met, the tax position is then measured to determine the actual amount of benefit to recognize in the financial statements.

Self insurance

The Company maintains insurance reserves for professional and general liability and workers’ compensation in excess of certain individual and or aggregate amounts not covered by third-party carriers. The Company estimates the self-insured retention portion of professional and general liability and workers’ compensation risks using third-party actuarial calculations that are based upon historical claims experience and expectations for future claims.

Noncontrolling interests

Noncontrolling interests represent the third-party’s minority equity ownership interests in consolidated entities which are majority-owned by the Company. As of December 31, 2011, third parties held noncontrolling ownership interests in 196 consolidated entities.

Stock-based compensation

The Company’s stock-based compensation awards are measured at their estimated fair value on the date of grant. Stock-based compensation expense recognized in a period represents the straight-line amortization during that period of the estimated grant date fair value of current and prior stock-based awards over their vesting terms, adjusted for expected forfeitures.

Interest rate swap and cap agreements

The Company has entered into several interest rate swap agreements as a means of hedging its exposure to and volatility from variable-based interest rate changes as part of its overall risk management strategy. These agreements are designated as cash flow hedges and are not held for trading or speculative purposes. The swap agreements have the economic effect of converting the LIBOR variable component of the Company’s interest rate to fixed rates. In addition, in January 2011, the Company entered into several interest rate cap agreements that have the economic effect of capping the Company’s maximum exposure to LIBOR variable interest rate changes on specific portions of the Company’s other variable-based rate debt. See Note 13 to the consolidated financial statements for further details.

Fair value estimates

The Company currently measures the fair value of certain assets, liabilities and noncontrolling interests subject to put provisions (temporary equity) based upon certain valuation techniques that include observable or unobservable market inputs and assumptions that market participants would use in pricing these assets, liabilities and temporary equity. The Company also has classified its assets, liabilities and temporary equity into the appropriate fair value hierarchy levels as defined by the Financial Accounting Standards Board (FASB). See Note 23 to the consolidated financial statements for further details.

DAVITA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share data)

(continued)

New accounting standards

On January 1, 2012, the Company adopted FASB’s Accounting Standard Update (ASU) No. 2011-08, Intangibles – Goodwill and Other. This standard amends the current two-step goodwill impairment test required under the existing accounting guidance. This amendment allows entities the option to first assess certain qualitative factors to ascertain whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount to determine if the two-step impairment test is necessary. If an entity concludes that certain events or circumstances prove that it is more likely than not that the fair value of a reporting unit is less than its carrying amount then an entity is required to proceed to step one of the two-step goodwill impairment test. This standard is effective during interim and annual periods beginning after December 15, 2011. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

On January 1, 2012, the Company adopted FASB’s ASU No. 2011-07, Health Care Entities-Presentation and Disclosure of Patient Service Revenue, Provision for Bad Debts, and the Allowance for Doubtful Accounts. This standard amends the current presentation and disclosure requirements for Health Care Entities that recognize significant amounts of patient service revenue at the time the services are rendered without assessing the patient’s ability to pay. This standard requires health care entities to reclassify the provision for bad debts from an operating expense to a deduction from patient service revenues. In addition, this standard requires more disclosure on the policies for recognizing revenue, assessing bad debts, as well as quantitative and qualitative information regarding changes in the allowance for doubtful accounts. This standard is applied retrospectively to all prior periods presented and is effective during interim and annual periods beginning after December 15, 2011. The adoption of this standard required the Company to change the presentation in its financial statements. See Note 28 to the consolidated financial statements for further details.

On January 1, 2012, the Company adopted FASB’s ASU No. 2011-05, Comprehensive Income – Presentation of Comprehensive Income. This standard amends the current presentation requirements for comprehensive income by eliminating the presentation of the components of other comprehensive income within the statement of equity. This standard allows two options on how to present the various components of comprehensive income. These options are either to report the components of comprehensive income separately on the income statement or to present total other comprehensive income and the components of other comprehensive income in a separate statement. This standard does not change the items that must be reported in other comprehensive income or when an item must be reclassified into net income. This standard is applied retrospectively and is effective for fiscal years and interim periods within those years beginning after December 15, 2011. Early adoption is permitted. The adoption of this standard required the Company to change the presentation in its financial statements. See Note 28 to the consolidated financial statements for further details.

On January 1, 2012, the Company adopted FASB’s ASU No. 2011-04, Fair Value Measurement. This standard amends the current fair value measurement and disclosure requirements to improve comparability between U.S. GAAP and International Financial Reporting Standards (IFRS). The intent of this standard is to update the disclosures that describe several of the requirements in U.S. GAAP for measuring fair value and to enhance disclosures about fair value measurements which will improve consistency between U.S. GAAP and IFRS. This standard does not change the application of the requirements on fair value measurements and disclosures. This standard is applied prospectively and is effective during interim and annual periods beginning after December 15, 2011. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

DAVITA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share data)

(continued)

2. Earnings per share

Basic net income per share is calculated by dividing net income attributable to DaVita Inc., net of the decrease (increase) in noncontrolling interest redemption rights in excess of fair value, by the weighted average number of common shares and vested stock units outstanding. Diluted net income per share includes the dilutive effect of outstanding stock-settled stock appreciation rights, stock options and unvested stock units (under the treasury stock method).

The reconciliations of the numerators and denominators used to calculate basic and diluted net income per share are as follows:

	Year ended December 31,
	2011	2010	2009
	(shares in thousands)
Basic:
Income from continuing operations attributable to DaVita Inc.	$481,755	$405,402	$422,291
Decrease (increase) in noncontrolling interest redemption rights in excess of fair value	335	(68)	(267)

Income from continuing operations for basic earnings per share calculation	$482,090	$405,334	$422,024
Discontinued operations attributable to DaVita Inc.	(3,754)	281	393

Net income attributable to DaVita Inc. for basic earnings per share calculation	$478,336	$405,615	$422,417

Weighted average shares outstanding during the period	94,655	101,497	103,595
Vested stock units	3	7	9

Weighted average shares for basic earnings per share calculation	94,658	101,504	103,604

Basic income from continuing operations per share attributable to DaVita Inc.	$5.09	$3.99	$4.07

Basic net income per share attributable to DaVita Inc.	$5.05	$4.00	$4.08

Diluted:
Income from continuing operations attributable to DaVita Inc.	$481,755	$405,402	$422,291
Decrease (increase) in noncontrolling interest redemption rights in excess of fair value	335	(68)	(267)

Income from continuing operations for diluted earnings per share calculation	$482,090	$405,334	$422,024
Discontinued operations attributable to DaVita Inc.	(3,754)	281	393

Net income attributable to DaVita Inc. for diluted earnings per share calculation	$478,336	$405,615	$422,417

Weighted average shares outstanding during the period	94,655	101,497	103,595
Vested stock units	3	7	9
Assumed incremental shares from stock plans	1,874	1,555	564

Weighted average shares for diluted earnings per share calculation	96,532	103,059	104,168

Diluted income from continuing operations per share attributable to DaVita Inc.	$4.99	$3.93	$4.05

Diluted net income per share attributable to DaVita Inc.	$4.96	$3.94	$4.06

Anti-dilutive stock-settled awards excluded from calculation (1)	2,388	1,452	9,912

(1)	Shares associated with stock-settled stock appreciation rights and stock options that are excluded from the diluted denominator calculation because they are anti-dilutive under the treasury stock method.

3. Accounts receivable

Approximately 16% and 15% of the accounts receivable balances as of December 31, 2011 and 2010, respectively, were more than six months old, and there were no significant balances over one year old. Approximately 2% of the Company’s accounts receivable as of December 31, 2011 and 2010, related to amounts due from patients. Accounts receivable are principally from Medicare and Medicaid programs and commercial insurance plans.

Accounts receivable are reduced by an allowance for doubtful accounts. In evaluating the ultimate collectability of the Company’s accounts receivable, the Company analyzes its historical cash collection experience and trends for each of its government payors and commercial payors to estimate the adequacy of the allowance for doubtful accounts and the amount of the provision for

DAVITA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share data)

(continued)

uncollectible accounts. Management regularly updates its analysis based upon the most recent information available to it to determine its current provision for uncollectible accounts and the adequacy of its allowance for doubtful accounts. For receivables associated with services provided to patients covered by government payors, like Medicare, the Company receives 80% of the payment directly from Medicare as established under the government’s bundled payment system and determines an appropriate allowance for doubtful accounts and provision for uncollectible accounts on the remaining balance due depending upon the Company’s estimate of the amounts ultimately collectible from other secondary coverage sources or from the patients. For receivables associated with services to patients covered by commercial payors that are either based upon contractual terms or for non-contracted health plan coverage, the Company provides an allowance for doubtful accounts and a provision for uncollectible accounts based upon its historical collection experience, potential inefficiencies in its billing processes and for which collectability is determined to be unlikely. Less than 1% of the Company’s accounts receivable are associated with patient pay and it is the Company’s policy to reserve 100% of these outstanding accounts receivable balances when the amounts due are outstanding for more than four months.

During the year ended December 31, 2011, the Company’s allowance for doubtful accounts increased by approximately $14,714. This was primarily as a result of an increase in the provision for uncollectible accounts due to an increase in the Company’s historical write-offs and an increase in accounts receivable resulting from acquisitions of dialysis centers. There were no unusual transactions impacting the allowance for doubtful accounts.

4. Other receivables

Other receivables were comprised of the following:

	December 31,
	2011	2010
Supplier rebates and other non-trade receivables	$195,426	$238,156
Medicare bad debt claims	57,232	46,250
Operating advances under management and administrative services agreements	17,174	19,960

	$269,832	$304,366

Operating advances under management and administrative services agreements are generally unsecured.

5. Other current assets

Other current assets consist principally of prepaid expenses and operating deposits.

6. Property and equipment

Property and equipment were comprised of the following:

	December 31,
	2011	2010
Land	$23,004	$23,182
Buildings	34,173	33,937
Leasehold improvements	1,266,499	1,106,935
Equipment and information systems	1,269,343	1,107,778
New center and capital asset projects in progress	144,124	38,721

	2,737,143	2,310,553
Less accumulated depreciation and amortization	(1,304,492)	(1,139,745)

	$1,432,651	$1,170,808

Depreciation and amortization expense on property and equipment was $249,060, $218,666 and $213,657 for 2011, 2010 and 2009, respectively.

DAVITA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share data)

(continued)

Interest on debt incurred during the development of new centers and other capital asset projects is capitalized as a component of the asset cost based on the respective in-process capital asset balances. Interest capitalized was $4,887, $2,621 and $3,627 for 2011, 2010 and 2009, respectively.

7. Amortizable intangibles

Amortizable intangible assets were comprised of the following:

	December 31,
	2011	2010
Noncompetition and other agreements	$335,012	$309,405
Lease agreements	8,081	8,466
Deferred debt financing costs	66,011	61,405

	409,104	379,276
Less accumulated amortization	(249,613)	(216,641)

Total amortizable intangible assets	$159,491	$162,635

Amortizable intangible liabilities were comprised of the following:

	December 31,
	2011	2010
Alliance and product supply agreement commitment (See Note 22)	$68,200	$68,200
Less accumulated amortization	(48,213)	(42,883)

	$19,987	$25,317

Net amortization expense from noncompetition and other agreements and the amortizable intangible liabilities was $17,568, $15,064 and $14,739 for 2011, 2010 and 2009, respectively. Lease agreements which are amortized to rent expense were $361 in 2011, $480 in 2010 and $565 in 2009, respectively. Deferred debt issuance costs are amortized to debt expense as described in Note 13 to the consolidated financial statements.

Scheduled amortization charges from intangible assets and liabilities as of December 31, 2011 were as follows:

	Noncompetition and other agreements	Deferred debt financing costs	Alliance and Product Supply Agreement liability
2012	24,453	10,552	(5,330)
2013	21,928	10,260	(5,330)
2014	19,724	9,747	(5,330)
2015	15,761	8,514	(3,997)
2016	6,669	5,017	—
Thereafter	17,520	9,346	—

8. Equity investments

Equity investments in non-consolidated businesses were $27,325 and $25,918 at December 31, 2011 and 2010, respectively. During 2011, 2010 and 2009, the Company recognized income of $8,776, $8,999 and $2,442, respectively, relating to equity investments in non-consolidated businesses under the equity method of accounting.

9. Investments in debt and equity securities

Based on the Company’s intentions and strategy involving investments in debt and equity securities, the Company classifies certain debt securities as held-to-maturity and records them at amortized cost. Equity securities that have readily determinable fair values and other debt securities classified as available for sale are recorded at fair value.

DAVITA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share data)

(continued)

The Company’s investments consist of the following:

	December 31, 2011			December 31, 2010
	Held to maturity	Available for sale	Total	Held to maturity	Available for sale	Total
Certificates of deposit, money market funds and U.S. treasury notes due within one year	$11,754	$—	$11,754	$21,803	$—	$21,803
Investments in mutual funds and NxStage common stock	—	15,535	15,535	—	10,048	10,048

	$11,754	$15,535	$27,289	$21,803	$10,048	$31,851

Short-term investments	$11,754	$5,645	$17,399	$21,803	$1,200	$23,003
Long-term investments	—	9,890	9,890	—	8,848	8,848

	$11,754	$15,535	$27,289	$21,803	$10,048	$31,851

The cost of the certificates of deposit and money market funds at December 31, 2011 and in addition, U.S. treasury notes at December 31, 2010, approximate fair value. As of December 31, 2011 and 2010, the available for sale investments included $(255) and $824, respectively, of gross pre-tax unrealized (loss) gains. During 2011 and 2010 the Company recorded gross pre-tax unrealized (loss) gains of $(986) and $1,007, respectively, in other comprehensive income associated with changes in the fair value of these investments. During 2011, the Company sold investments in mutual funds for net proceeds of $1,149, and recognized a pre-tax gain of $93, or $57 after tax, that was previously recorded in other comprehensive income. During 2010, the Company sold investments in mutual funds for net proceeds of $900, and recognized a pre-tax loss of $22, or $13 after tax, that was previously recorded in other comprehensive income.

In addition, the available for sale securities, as of December 31, 2011, include the fair value of NxStage Medical Inc. (NxStage) common stock totaling $4,445, which is based upon quoted prices as reported by NASDAQ. Under the terms of the NxStage First National Service Provider Agreement effective July 22, 2010, the Company may, in lieu of a cash rebate, vest in warrants to purchase NxStage common stock based on achieving certain System One home patient growth targets by June 30, 2011, 2012 and 2013. The warrants are exercisable for up to a cumulative total of 5,500,000 shares of common stock over three years at an initial exercise price of $14.22 per share. As of June 30, 2011, the Company earned warrants to purchase 250,000 shares of NxStage common stock and in October 2011, the Company exercised its right and purchased these shares for a total of $3,555. In February 2012, the Company sold all 250,000 shares for approximately $5,200.

The investments in mutual funds classified as available for sale are held within a trust to fund existing obligations associated with several of the Company’s non-qualified deferred compensation plans.

As of December 31, 2011 and 2010, there were investments totaling $7,224 and $18,537, respectively, classified as held to maturity that were used to maintain certain capital requirements of the special needs plans of VillageHealth, which is a wholly-owned subsidiary of the Company. As of December 31, 2009, the Company discontinued the VillageHealth special needs plans and is in process of paying out all incurred claims. During the fourth quarter of 2011, the Company received a total of $11,313 from various state regulatory agencies for the release of certain investments that were previously held to maintain certain capital requirements.

10. Goodwill

Changes in the book value of goodwill were as follows:

	Year ended December 31,
	2011	2010
Balance at January 1	$4,091,307	$3,951,196
Acquisitions	889,506	152,252
Divestitures	(9,837)	(12,128)
Impairment charge	(24,000)	—
Other adjustments	—	(13)

Balance at December 31	$4,946,976	$4,091,307

DAVITA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share data)

(continued)

As of December 31, 2011, there was $4,865,864 and $81,112 of goodwill associated with the dialysis and related lab services business and the ancillary services and strategic initiatives, respectively.

As of December 31, 2010, there was $4,022,365 and $68,942 of goodwill associated with the dialysis and related lab services business and the ancillary services and strategic initiatives, respectively.

In the second quarter of 2011, the Company determined that circumstances indicated it was more likely than not that the fair value of one of its ancillary businesses, HCP, which provides infusion therapy services, was less than its carrying amount. The primary factor informing the Company’s conclusion was the recent decline in the operating performance of HCP caused mainly by rapid expansion. This led management to revise its view of HCP’s organizational growth capability and scale back significantly its plans for HCP’s future growth initiatives and to update HCP’s forecasts and current operating budgets accordingly. These revisions reflected the current and expected future cash flows that the Company believed market participants would use in determining the fair value or the HCP business. As a result, in the second quarter of 2011, the Company estimated that the carrying amount of goodwill related to HCP exceeded its implied fair value by $24,000, resulting in a pre-tax goodwill impairment charge of that amount. As of December 31, 2011, after giving effect to this impairment charge, the Company has approximately $32,000 of HCP goodwill remaining. During the fourth quarter of 2011, the Company finalized its calculation of this impairment charge, which did not change the goodwill impairment charge previously recorded.

11. Other liabilities

Other accrued liabilities were comprised of the following:

	December 31,
	2011	2010
Payor refunds and retractions	$193,966	$216,655
Insurance and self-insurance accruals	69,962	65,950
Accrued interest	17,469	22,905
Accrued non-income tax liabilities	15,174	9,995
Other	29,163	27,438

	$325,734	$342,943

12. Income taxes

A reconciliation of the beginning and ending liability for unrecognized tax benefits that do not meet the more-likely-than-not threshold were as follows:

	Year ended December 31,
	2011	2010
Balance beginning	$8,138	$30,693
Additions for tax positions related to current year	2,052	1,515
Additions for tax positions related to prior years	786	69
Reductions for tax positions related to prior years	(2,033)	(24,139)

Balance ending	$8,943	$8,138

As of December 31, 2011, unrecognized tax benefits totaling $8,943 would affect the Company’s effective tax rate, if recognized.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits in its income tax expense. At December 31, 2011 and 2010, the Company had approximately $3,420 and $3,177, respectively, accrued for interest and penalties related to unrecognized tax benefits, net of federal tax benefits.

The Company and its subsidiaries file U.S. federal income tax returns and various state returns. The Company is no longer subject to U.S. federal, state and local examinations by tax authorities for years before 2006.

DAVITA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share data)

(continued)

Income tax expense consisted of the following:

	Year ended December 31,
	2011	2010	2009
Current:
Federal	$217,885	$153,502	$193,181
State	44,403	31,338	34,415
Deferred:
Federal	46,779	67,901	44,376
State	6,659	7,498	6,493

	$315,726	$260,239	$278,465

The allocation of income tax expense was as follows:

	Year ended December 31,
	2011	2010	2009
Continuing operations	$315,744	$260,052	$278,213
Discontinued operations	675	187	252
Loss on discontinued operations	(693)	—	—

	$315,726	$260,239	$278,465

Deferred tax assets and liabilities arising from temporary differences were as follows:

	December 31,
	2011	2010
Receivables	$125,159	$110,332
Alliance and product supply agreement	7,775	9,849
Accrued liabilities	163,770	127,073
Net operating loss carryforwards	118,745	11,272
Other	64,120	49,096

Deferred tax assets	479,569	307,622
Valuation allowance	(15,642)	(10,998)

Net deferred tax assets	463,927	296,624

Intangible assets	(439,203)	(377,456)
Property and equipment	(164,404)	(110,472)
Other	(3,036)	(4,072)

Deferred tax liabilities	(606,643)	(492,000)

Net deferred tax liabilities	$(142,716)	$(195,376)

At December 31, 2011, the Company had federal net operating loss carryforwards of approximately $288,604 that expire through 2031, and state net operating loss carryforwards of $390,774 that expire through 2031. The increase in federal and state net operating loss carryforwards is a result of the acquisition of DSI Renal, Inc. The utilization of a portion of these losses may be limited in future years based on the profitability of certain entities. The valuation allowance increase of $4,644 is primarily due to changes in the estimated tax benefit and utilization of federal and state operating losses.

DAVITA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share data)

(continued)

The reconciliation between the Company’s effective tax rate from continuing operations and the U.S. federal income tax rate is as follows:

	Year ended December 31,
	2011	2010	2009
Federal income tax rate	35.0%	35.0%	35.0%
State taxes, net of federal benefit	4.1	3.9	3.7
Changes in deferred tax valuation allowances	(0.3)	(0.1)	0.2
Other	0.8	0.2	0.8
Impact of noncontrolling interests primarily attributable to non-tax paying entities	(4.2)	(4.0)	(3.0)

Effective tax rate	35.4%	35.0%	36.7%

13. Long-term debt

Long-term debt was comprised of the following:

	December 31,
	2011	2010
Senior Secured Credit Facilities:
Term Loan A	$950,000	$1,000,000
Term Loan A-2	199,500	—
Term Loan B	1,732,500	1,750,000
Senior notes	1,550,000	1,550,000
Acquisition obligations and other notes payable	37,447	9,049
Capital lease obligations	43,364	8,074

Total principal debt outstanding	4,512,811	4,317,123
Discount on long-term debt	(7,842)	(8,381)

	4,504,969	4,308,742
Less current portion	(87,345)	(74,892)

	$4,417,624	$4,233,850

Scheduled maturities of long-term debt at December 31, 2011 were as follows:

2012	87,345
2013	125,106
2014	176,910
2015	676,293
2016	1,858,567
Thereafter	1,588,590

    Senior Secured Credit Facility

On August 26, 2011, the Company entered into an Increase Joinder Agreement under its existing Senior Secured Credit Agreement, as described below. Pursuant to the Increase Joinder Agreement, the Company increased the revolving credit facility by $100,000, to a total of $350,000, and entered into an additional $200,000 Term Loan A-2. The new Term Loan A-2 required a principal payment of $500 on December 31, 2011, and thereafter requires annual principal payments of $2,000 with a balance of $191,500 due in 2016, and bears interest at LIBOR (floor of 1.00%) plus an interest rate margin of 3.50% subject to a rating based step-down to 3.25%.

On October 20, 2010, the Company entered into a $3,000,000 Senior Secured Credit Agreement (the Credit Agreement), consisting of a five year $250,000 revolving line of credit, a five year $1,000,000 Term Loan A and a six year $1,750,000 Term Loan B. The Company also has the right to request an increase to the borrowing capacity to a total aggregate principal amount of not more

DAVITA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share data)

(continued)

than $4,000,000 subject to bank participation. The revolving line of credit and the Term Loan A bore interest at LIBOR plus an interest rate margin of 2.75% until June 30, 2011, when the interest rate margin was reduced to 2.50%. The interest rate margin is still subject to adjustment depending upon the Company’s leverage ratio and can range from 2.25% to 2.75%. The Term Loan A requires annual principal payments of $50,000 in 2011, $50,000 in 2012, $100,000 in 2013, and $150,000 in 2014, with the balance of $650,000 due in 2015. The Term Loan B bears interest at LIBOR (floor of 1.50%) plus 3.00% subject to a ratings based step-down to 2.75%. The Term Loan B requires annual principal payments of $17,500 in each year from 2011 through 2015 with the balance of $1,662,500 due in 2016. The borrowings under the Credit Agreement are guaranteed by substantially all of the Company’s direct and indirect wholly-owned domestic subsidiaries and are secured by substantially all of the Company’s and its guarantors’ assets. The Credit Agreement contains customary affirmative and negative covenants such as various restrictions on investments, acquisitions, the payment of dividends, redemptions and acquisitions of capital stock, capital expenditures and other indebtedness, as well as limitations on the amount of tangible net assets in non-guarantor subsidiaries. However, many of these restrictions will not apply as long as the Company’s leverage ratio is below 3.50:1.00. In addition, the Credit Agreement requires compliance with financial covenants including an interest coverage ratio and a leverage ratio that determines the interest rate margins as described above.

On October 20, 2010, the Company also issued $775,000 aggregate principal amount of 6 3/8% senior notes due 2018 and $775,000 aggregate principal amount of 6 5/8% senior notes due 2020 (collectively the New Senior Notes). The New Senior Notes will pay interest on May 1 and November 1 of each year, beginning May 1, 2011. The New Senior Notes are unsecured senior obligations and rank equally to other unsecured senior indebtedness. The New Senior Notes are guaranteed by substantially all of the Company’s direct and indirect wholly owned domestic subsidiaries. The Company may redeem some or all of the 6 3/8% senior notes at any time on or after November 1, 2013 at certain redemption prices and may redeem some or all of the 6 5/8% senior notes at any time on or after November 1, 2014 at certain redemption prices.

The Company received total proceeds of $4,300,000 from these transactions, $2,750,000 from the borrowings on Term Loan A and Term Loan B and an additional $1,550,000 from the issuance of the New Senior Notes. The Company used a portion of the proceeds to pay-off the outstanding principal balances of its existing Senior Secured Credit Facilities plus accrued interest totaling $1,795,363 and to purchase pursuant to a cash tender offer $557,644 of the outstanding principal balances of the Company’s $700,000 6 5/8% senior notes due 2013 and $730,827 of the outstanding balances of the Company’s $850,000 7 1/4% senior subordinated notes due 2015, (the Existing Notes), plus accrued interest totaling $1,297,215. The total amount paid for the Existing Notes was $1,019.06 per $1,000 principal amount of the 6 5/8% senior notes and $1,038.75 per $1,000 principal amount of the 7 1/4% senior subordinated notes. This resulted in the Company paying a cash tender premium of $38,933 in order to extinguish this portion of the Existing Notes. On November 19, 2010, the Company redeemed the remaining outstanding balance of the existing 6 5/8% senior notes of $142,356 at 101.656% per $1,000 and the remaining outstanding balance of the existing 7 1/4% senior subordinated notes of $119,173 at 103.625% per $1,000 plus accrued interest totaling $264,742. In addition, the Company paid a call premium totaling $6,677. The Company also paid an additional $74,431 in fees, discounts and other expenses. As a result of the above transactions, the Company received approximately $823,000 in excess cash which it has been using for general purposes and other opportunities, including share repurchases, acquisitions and other growth investments.

In connection with these transactions, the Company expensed debt refinancing and redemption charges totaling $70,255, which includes the write off of certain existing deferred financing costs and other new financing costs, the cash tender and call premiums, as described above and other expenses.

On June 7, 2010, the Company redeemed $200,000 aggregate principal amount of its outstanding 6 5/8% senior notes due 2013, at a price of 101.656% plus accrued interest. As a result of this transaction, the Company expensed debt redemption charges of $4,127, which includes the call premium and the net write-off of other finance costs.

    Term Loans

Term Loan A, Term Loan A-2 and Term Loan B total outstanding borrowings can consist of various individual tranches that can range in maturity from one month to twelve months (currently all tranches are one month in duration). Each tranche for the Term Loan A bears interest at a LIBOR rate determined by the duration of such tranche plus an interest rate margin, currently 2.50%. The LIBOR variable component of the interest rate for each tranche is reset as such tranche matures and a new tranche is established. At December 31, 2011, the overall weighted average interest rate for the Term Loan A was determined based upon the LIBOR interest rates in effect for all of the individual tranches plus the interest rate margin. In January 2011, the Company entered into several interest rate swap agreements that had the economic effect of fixing all of the Term Loan A LIBOR variable component of the

DAVITA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share data)

(continued)

Company’s interest rate, as described below. At December 31, 2011, the Term Loan A-2 bears interest at LIBOR (floor of 1.00%) plus an interest rate margin of 3.50% subject to a ratings based step-down to 3.25%. At December 31, 2011, the Term Loan B bears interest at LIBOR (floor of 1.50%) plus a margin of 3.00% subject to a ratings based step-down to 2.75%. The Company is subject to these LIBOR-based floors until such time as the LIBOR-based component of the interest rate exceeds 1.00% on the Term Loan A-2 and 1.50% on the Term Loan B. At such time, the Company will then be subject to LIBOR-based interest rate volatility on the LIBOR variable component of its interest rate and the overall weighted average interest rate for the Term Loan A-2 and Term Loan B will then be determined based upon the LIBOR interest rates in effect for all individual tranches plus the interest rate margin. In January 2011, the Company entered into several interest rate cap agreements that have the economic effect of capping the LIBOR variable component of the Company’s interest rate at a maximum of 4.00% on $1,250,000 of outstanding principal debt on the Term Loan B, as described below. The remaining $483,000 outstanding principal balance of the Term Loan B is subject to LIBOR-based interest rate volatility above a floor of 1.50%.

During 2011 and 2010, the Company made mandatory principal payments totaling $50,000 and $65,625, respectively, on the current and previous outstanding Term Loan A. During 2011, the Company made principal payments totaling $500 on the Term Loan A-2 and made principal payments totaling $17,500 on the Term Loan B. During 2010, the Company did not make, nor was the Company required to make, any principal payments on the previous outstanding Term Loan B.

    Revolving Lines of Credit

The Company has an undrawn revolving line under the Senior Secured Credit Facilities totaling $350,000, of which approximately $52,297 was committed for outstanding letters of credit.

    Senior and Senior Subordinated Notes

The Company’s senior notes, as of December 31, 2011 and 2010, consisted of $775,000 of 6 3/8 senior notes due 2018 and $775,000 of 6 5/8 senior notes due 2020, as discussed above.

    Interest rate swaps and caps

In January 2011, the Company entered into several interest rate swap agreements as a means of hedging its exposure to and volatility from variable-based interest rate changes as part of its overall risk management strategy. These agreements are not held for trading or speculative purposes and have the economic effect of converting the LIBOR variable component of the Company’s interest rate to a fixed rate. These swap agreements are designated as cash flow hedges, and as a result, hedge-effective gains or losses resulting from changes in the fair values of these swaps are reported in other comprehensive income until such time as each specific swap tranche is realized, at which time the amounts are reclassified into net income. Net amounts paid or received for each specific swap tranche that have settled have been reflected as adjustments to debt expense. In addition, in January 2011, the Company entered into several interest rate cap agreements that have the economic effect of capping the Company’s maximum exposure to LIBOR variable interest rate changes on specific portions of the Company’s Term Loan B debt, as described below. These cap agreements are also designated as cash flow hedges and as a result changes in the fair values of these cap agreements are reported in other comprehensive income. The amortization of the original cap premium is recognized as a component of debt expense on a straight line basis over the term on the cap agreements. The swap and cap agreements do not contain credit-risk contingent features.

As of December 31, 2011, the Company maintained a total of nine interest rate swap agreements with amortizing notional amounts totaling $950,000. These agreements had the economic effect of modifying the LIBOR variable component of the Company’s interest rate on an equivalent amount of the Company’s Term Loan A to fixed rates ranging from 1.59% to 1.64%, resulting in an overall weighted average effective interest rate of 4.11%, including the Term Loan A margin of 2.50%. The swap agreements expire by September 30, 2014 and require monthly interest payments. The Company estimates that approximately $10,900 of existing unrealized pre-tax losses in other comprehensive income at December 31, 2011 will be reclassified into income over the next twelve months.

As of December 31, 2011, the Company maintained five interest rate cap agreements with notional amounts totaling $1,250,000. These agreements have the economic effect of capping the LIBOR variable component of the Company’s interest rate at a maximum of 4.00% on an equivalent amount of the Company’s Term Loan B debt. The cap agreements expire on September 30, 2014.

DAVITA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share data)

(continued)

During 2010, the Company had several interest rate swap agreements outstanding that had the economic effect of modifying the LIBOR variable component of the Company’s interest rate on an equivalent amount of the Company’s debt to fixed rates ranging from 4.05% to 4.70%, resulting in an overall weighted average effective interest rate of 5.84% on the hedged portion of the Company’s Senior Secured Credit Facilities, including the margin of 1.50%. These agreements did not contain credit-risk contingent features and had expired as of September 30, 2010.

The following table summarizes the Company’s derivative instruments as of December 31, 2011 and 2010:

	Interest rate swap and cap agreements (liabilities and assets)
	December 31, 2011		December 31, 2010
Derivatives designated as hedging instruments	Balance sheet location	Fair value	Balance sheet location	Fair value
Interest rate swap agreements	Other long- term liabilities	$23,145	Other long- term liabilities	$—

Interest rate cap agreements	Other long- term assets	$1,381	Other long- term assets	$—

The following table summarizes the effects of the Company’s interest rate swap and cap agreements for the years ended December 31, 2011, 2010 and 2009:

	Amount of gains (losses) recognized in OCI on interest rate swap and cap agreements			Location of (losses) gains reclassified from accumulated OCI into income	Amount of gains (losses) reclassified from accumulated OCI into income
Derivatives designated as cash flow hedges	Years ended December 31,				Years ended December 31,
	2011	2010	2009		2011	2010	2009
Interest rate swap agreements	$(35,767)	$(217)	$(4,220)	Debt expense	$(12,622)	$(9,093)	$(17,253)
Interest rate cap agreements	(11,777)	—	—	Debt expense	(3,289)	—	—
Tax benefit	18,495	83	1,642		6,190	3,536	6,711

Total	$(29,049)	$(134)	$(2,578)		$(9,721)	$(5,557)	$(10,542)

The Company’s overall weighted average effective interest rate in 2011 was 5.28% and as of December 31, 2011 was 5.27%.

Debt expense

Debt expense consisted of interest expense of $230,953, $172,265 and $176,100, including the amortization and accretion of debt discounts and premiums and the amortization of deferred financing costs of $10,137, $9,342 and $9,655 for 2011, 2010 and 2009, respectively. The interest expense amounts are net of capitalized interest.

14. Leases

The majority of the Company’s facilities are leased under non-cancelable operating leases, ranging in terms from five to 15 years, which contain renewal options of five to ten years at the fair rental value at the time of renewal. The Company leases are generally subject to periodic consumer price index increases or contain fixed escalation clauses. The Company also leases certain facilities and equipment under capital leases.

DAVITA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share data)

(continued)

Future minimum lease payments under non-cancelable operating leases and capital leases are as follows:

	Operating leases	Capital leases
2012	258,336	4,620
2013	232,569	4,656
2014	211,544	4,510
2015	193,874	4,260
2016	176,063	4,239
Thereafter	635,608	42,335

	$1,707,994	64,620

Less portion representing interest		(21,256)

Total capital lease obligations, including current portion		$43,364

Rent expense under all operating leases for 2011, 2010, and 2009 was $296,051, $266,849 and $248,154, respectively. Rent expense is recorded on a straight-line basis, over the term of the lease, for leases that contain fixed escalation clauses or include abatement provisions. Leasehold improvement incentives are deferred and amortized to rent expense over the term of the lease. The net book value of property and equipment under capital leases was $41,514 and $7,579 at December 31, 2011 and 2010, respectively. Capital lease obligations are included in long-term debt. See Note 13 to the consolidated financial statements.

15. Employee benefit plans

The Company has a savings plan for substantially all employees which has been established pursuant to the provisions of Section 401(k) of the Internal Revenue Code, or IRC. The plan allows for employees to contribute a percentage of their base annual salaries on a tax-deferred basis not to exceed IRC limitations. The Company does not provide any matching contributions.

The Company also maintains a voluntary compensation deferral plan, the DaVita Voluntary Deferral Plan. This plan is non-qualified and permits certain employees whose annualized base salary equals or exceeds a minimum annual threshold amount as set by the Company to elect to defer all or a portion of their annual bonus payment and up to 50% of their base salary into a deferral account maintained by the Company. Total contributions to this plan in 2011, 2010 and 2009 were $2,416, $1,125 and $2,062, respectively. Deferred amounts are generally paid out in cash at the participant’s election either in the first or second year following retirement or in a specified future period at least three to four years after the deferral election was effective. During 2011, 2010 and 2009 the Company distributed $955, $701 and $601, respectively, to participants. Participants are credited with their proportional amount of annual earnings from the plan. The assets of this plan are held in a “rabbi trust” and as such are subject to the claims of the Company’s general creditors in the event of its bankruptcy. As of December 31, 2011 and 2010, the total fair value of assets held in trust were $9,796 and $8,547, respectively.

As part of the acquisition of DVA Renal Healthcare on October 5, 2005, the Company acquired an Executive Retirement Plan for certain members of management. This plan is non-qualified and contributions to the plan were made at the discretion of DVA Renal Healthcare based upon a pre-determined percentage of a participant’s base salary. Effective November 2005, all contributions to this plan were discontinued and the balance of the plan assets will be paid out upon termination of each individual participant. During 2011, 2010 and 2009, the Company distributed $194, $198 and $241, respectively, to participants. As of December 31, 2011 and 2010, the total fair value of assets held in trust was $1,294 and $1,501, respectively.

The fair value of all of the assets held in plan trusts as of December 31, 2011, and 2010 totaled $11,090 and $10,048, respectively. These assets are available for sale and as such are recorded at fair market value with changes in the fair market values being recorded in other comprehensive income. Any fair market value changes to the corresponding liability balance will be recorded as compensation expense. See Note 9 to the consolidated financial statements.

Most of the Company’s outstanding employee stock plan awards include a provision accelerating the vesting of the award in the event of a change of control. The Company also maintains a change of control protection program for its employees who do not have a significant number of stock awards, which has been in place since 2001, and which provides for cash bonuses to employees in the event of a change of control. Based on the market price of the Company’s common stock and shares outstanding on December 31,

DAVITA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share data)

(continued)

2011, these cash bonuses would total approximately $277,000 if a control transaction occurred at that price and the Company’s Board of Directors did not modify the program. This amount has not been accrued at December 31, 2011, and would only be accrued upon a change of control. These change of control provisions may affect the price an acquirer would be willing to pay for the Company.

16. Contingencies

The majority of the Company’s revenues are from government programs and may be subject to adjustment as a result of: (1) examination by government agencies or contractors, for which the resolution of any matters raised may take extended periods of time to finalize; (2) differing interpretations of government regulations by different Medicare contractors or regulatory authorities; (3) differing opinions regarding a patient’s medical diagnosis or the medical necessity of services provided; and (4) retroactive applications or interpretations of governmental requirements. In addition, the Company’s revenues from commercial payors may be subject to adjustment as a result of potential claims for refunds, as a result of government actions or as a result of other claims by commercial payors.

    Inquiries by the Federal Government and Certain Related Civil Proceedings

2005 U.S. Attorney Investigation: In March 2005, the Company received a subpoena from the U.S. Attorney’s Office for the Eastern District of Missouri in St. Louis. The subpoena required production of a wide range of documents relating to the Company’s operations, including documents related to, among other things, pharmaceutical and other services provided to patients, relationships with pharmaceutical companies, and financial relationships with physicians and joint ventures. The subpoena covers the period from December 1, 1996 through March 2005. In October 2005, the Company received a follow-up request for additional documents related to specific medical director and joint venture arrangements. In February 2006, the Company received an additional subpoena for documents, including certain patient records relating to the administration and billing of EPO. In May 2007, the Company received a request for documents related to durable medical equipment and supply companies owned and operated by the Company. The Company cooperated with the inquiry and has produced the requested records. The subpoenas were issued in connection with a joint civil and criminal investigation. It is possible that criminal proceedings may be initiated against the Company in connection with this investigation. The Company has not received a communication from the St. Louis U.S. Attorney’s Office on this matter in over two years.

Woodard Private Civil Suit: In February 2007, the Company received a request for information from the Office of Inspector General, U.S. Department of Health and Human Services, or OIG, for records relating to EPO claims submitted to Medicare. In August 2007, the Company received a subpoena from the OIG seeking similar documents. The requested documents relate to services provided from 2001 to 2004 by a number of the Company’s centers. The request and subpoena were sent from the OIG’s offices in Houston and Dallas, Texas. The Company cooperated with the inquiry and has produced all previously requested records to date. The Company was contacted by the U.S. Attorney’s Office for the Eastern District of Texas, which stated that this was a civil investigation related to EPO claims. On July 6, 2009, the United States District Court for the Eastern District of Texas lifted the seal on the civil qui tam complaint related to these previous requests for information. The Company was subsequently served with a complaint by the relator, Ivey Woodard, purportedly on behalf of the federal government, under the qui tam provisions of the federal False Claims Act. The government did not intervene and is not actively pursuing this matter. The relator is pursuing the claims independently and the parties are engaged in active litigation. The complaint contains allegations relating to the Company’s EPO practices for the period from 1992 through 2010 and seeks monetary damages and civil penalties as well as costs and expenses. The court has ruled that claims earlier than 1996 are beyond the statute of limitations. The Company believes that there is some overlap between the subject of this complaint and the review of EPO utilization in the 2005 U.S. Attorney investigation described above. The Company is vigorously defending this matter and intends to continue to do so. The Company can make no assurances as to the time or resources that will be needed to devote to this litigation or its final outcome.

Vainer Private Civil Suit: In December 2008, the Company received a subpoena for documents from the OIG relating to the pharmaceutical products Zemplar, Hectorol, Venofer, Ferrlecit and EPO, as well as other related matters. The subpoena covers the period from January 2003 to December 2008. The Company was in contact with the U.S. Attorney’s Office for the Northern District of Georgia and the U.S. Department of Justice in Washington, DC, since November 2008 relating to this matter, and was advised that this was a civil inquiry. On June 17, 2009, the Company learned that the allegations underlying this inquiry were made as part of a civil complaint filed by individuals and brought pursuant to the qui tam provisions of the federal False Claims Act. On April 1, 2011, the United States District Court for the Northern District of Georgia ordered the case to be unsealed. At that time, the Department of Justice and U.S. Attorney’s Office filed a notice of declination stating that the United States would not be intervening and not

DAVITA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share data)

(continued)

pursuing the relators’ allegation in litigation. On July 25, 2011, the relators, Daniel Barbir and Dr. Alon Vainer, filed their amended complaint in the United States District Court for the Northern District of Georgia, purportedly on behalf of the federal government. The allegations in the complaint relate to the Company’s drug administration practices for Vitamin D and iron agents for a period from 2003 through 2010. The complaint seeks monetary damages and civil penalties as well as costs and expenses. The Company is vigorously defending this matter and intends to continue to do so. The Company can make no assurances as to the time or resources that will be needed to devote to this litigation or its final outcome.

2010 U.S. Attorney Physician Relationship Investigation: In May 2010, the Company received a subpoena from the OIG’s office in Dallas, Texas. The subpoena covers the period from January 1, 2005 to May 2010, and seeks production of a wide range of documents relating to the Company’s operations, including documents related to, among other things, financial relationships with physicians and joint ventures. The general subject matter of the inquiry appears to overlap with the 2005 U.S. Attorney Investigation described above. The Company met with representatives of the government to discuss the scope of the subpoena and the production of responsive documents. The Company has been advised that this is a civil investigation. The Company is cooperating with the inquiry and is producing the requested records. The Company can make no assurances as to the time or resources that will be needed to devote to this litigation or its final outcome.

2011 U.S. Attorney Physician Relationship Investigation: In August 2011, the Company announced it had learned that the U.S. Attorney’s Office for the District of Colorado would be looking into certain activities of the Company in connection with information being provided to a grand jury. The Company announced further that it understood that this investigation was at a very preliminary stage, and while its precise scope was unclear, it appeared to overlap, at least in part, with the 2005 U.S. Attorney Investigation and 2010 U.S. Attorney Physician Relationship Investigation described above. Subsequent to the Company’s announcement of this 2011 U.S. Attorney Physician Relationship Investigation, it received a subpoena for documents which substantially overlaps with the subpoena in the 2010 U.S. Attorney Physician Relationship Investigation described above and covers the period from January 2006 to September 2011. The Company is cooperating with the government and is producing the requested records. Certain current and former members of the Board and executives received subpoenas in November 2011 and thereafter to testify before the grand jury, and other Company representatives may also receive subpoenas for testimony related to this matter. The Company can make no assurances as to the time or resources that will be needed to devote to this litigation or its final outcome.

2011 U.S. Attorney Medicaid Investigation: In October 2011, the Company announced that it would be receiving a request for documents, which could include an administrative subpoena from the Office of Inspector General for the U.S. Department of Health and Human Services. Subsequent to the Company’s announcement of this 2011 U.S. Attorney Medicaid Investigation, the Company received a request for documents in connection with the inquiry by the United States Attorney’s Office for the Eastern District of New York. The request relates to payments for infusion drugs covered by Medicaid composite payments for dialysis. The Company believes this inquiry is civil in nature. The Company does not know the time period or scope. The Company understands that certain other providers that operate dialysis clinics in New York may be receiving or have received a similar request for documents. The Company intends to cooperate with the government to provide responsive documents.

Except for the private civil complaints filed by the relators as described above, to the Company’s knowledge, no proceedings have been initiated against the Company at this time in connection with any of the inquiries by the federal government. Although the Company cannot predict whether or when proceedings might be initiated or when these matters may be resolved, it is not unusual for inquiries such as these to continue for a considerable period of time through the various phases of document and witness requests and on-going discussions with regulators. Responding to the subpoenas or inquiries and defending the Company in the relator proceedings will continue to require management’s attention and significant legal expense. Any negative findings in the inquiries or relator proceedings could result in substantial financial penalties or awards against the Company, exclusion from future participation in the Medicare and Medicaid programs and, to the extent criminal proceedings may be initiated against the Company, possible criminal penalties. At this time, the Company cannot predict the ultimate outcome of these inquiries, or the potential outcome of the relators claims, or the potential range of damages, if any.

    Other

The Company has received several notices of claims from commercial payors and other third parties related to historical billing practices and claims against DVA Renal Healthcare (formerly known as Gambro Healthcare), a subsidiary of the Company, related to historical Gambro Healthcare billing practices and other matters covered by its 2004 settlement agreement with the Department of Justice and certain agencies of the U.S. government. The Company has received no further indication that any of these claims are

DAVITA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share data)

(continued)

active, and some of them may be barred by applicable statutes of limitations. To the extent any of these claims might proceed, the Company intends to defend against them vigorously; however, the Company may not be successful and these claims may lead to litigation and any such litigation may be resolved unfavorably. At this time, the Company cannot predict the ultimate outcome of this matter or the potential range of damages, if any.

A wage and hour claim, which has been styled as a class action, is pending against the Company in the Superior Court of California. The Company was served with the complaint in this lawsuit in April 2008, and it has been amended since that time. The lawsuit, as amended, alleges that the Company failed to provide meal periods, failed to pay compensation in lieu of providing rest or meal periods, failed to pay overtime, and failed to comply with certain other California Labor Code requirements. In September 2011, the court denied the plaintiffs’ motion for class certification. Plaintiffs have appealed that decision. The Company intends to continue to vigorously defend against these claims. Any potential settlement of these claims is not anticipated to be material to the Company’s consolidated financial statements.

In October 2007, the Company was contacted by the Attorney General’s Office for the State of Nevada. The Attorney General’s Office informed the Company that it was conducting a civil and criminal investigation of the Company’s operations in Nevada and that the investigation related to the billing of pharmaceuticals, including EPO. In February 2008, the Attorney General’s Office informed the Company that the civil and criminal investigation had been discontinued. The Attorney General’s Office further advised the Company that Nevada Medicaid intended to conduct audits of end stage renal disease (ESRD) dialysis providers in Nevada and such audits would relate to the issues that were the subjects of the investigation. To the Company’s knowledge, no court proceedings have been initiated against the Company at this time. Any negative audit findings could result in a substantial repayment by the Company. At this time, the Company cannot predict the ultimate outcome of this matter or the potential range of damages, if any.

In June 2004, DVA Renal Healthcare was served with a complaint filed in the Superior Court of California by one of its former employees who worked for its California acute services program. The complaint, which is styled as a class action, alleges, among other things, that DVA Renal Healthcare failed to provide overtime wages, defined rest periods and meal periods, or compensation in lieu of such provisions and failed to comply with certain other California Labor Code requirements. The parties have reached an agreement, subject to approval by the court, which fully resolves this matter for an amount that did not materially impact the Company’s financial results.

In addition to the foregoing, the Company is subject to claims and suits, including from time to time, contractual disputes and professional and general liability claims, as well as audits and investigations by various government entities, in the ordinary course of business. The Company believes that the ultimate resolution of any such pending proceedings, whether the underlying claims are covered by insurance or not, will not have a material adverse effect on its financial condition, results of operations or cash flows.

17. DaVita Inc. stock-based compensation and shareholders’ equity

    Stock-based compensation

Stock-based compensation recognized in a period represents the straight-line amortization during that period of the estimated grant-date fair value of stock-based awards over their vesting terms, adjusted for expected forfeitures. Shares issued upon exercise of stock awards are generally issued from shares held in treasury.

    Stock-based compensation plans

On June 6, 2011, the Company’s stockholders approved the DaVita Inc. 2011 Incentive Award Plan (the 2011 Plan), which constituted an amendment and restatement of the DaVita Inc. 2002 Equity Compensation Plan (the 2002 Plan, and jointly the Plan).

The 2011 Plan is the Company’s omnibus equity compensation plan and provides for grants of stock-based awards to employees, directors and other individuals providing services to the Company, except that incentive stock options may only be awarded to employees. The 2011 Plan authorizes the Company to provide equity-based compensation in the form of stock options, stock appreciation rights, restricted stock units, restricted stock, and certain other performance-based awards, and is designed to enable the Company to grant equity and cash awards that qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. The 2011 Plan does not increase the number of shares authorized under the 2002 Plan, continues to mandate a maximum award term of five years, and continues to stipulate that stock appreciation rights and stock options be granted with prices

DAVITA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share data)

(continued)

not less than the fair market value on the date of grant. The 2011 Plan also continues to require that full share awards such as restricted stock units reduce shares available under the Plan at a rate of 3.0:1. The Company’s nonqualified stock appreciation rights and stock units awarded under the Plan generally vest over 48 to 60 months from the date of grant. At December 31, 2011, there were 10,205,564 stock-settled stock appreciation rights, 10,000 cash-settled stock appreciation rights, 513,108 stock units outstanding under the Plan, and 8,405,431 shares available for future grants under the Plan.

On June 7, 2010, the Company’s stockholders had previously approved an amendment and restatement of the 2002 Plan to increase the number of shares reserved to the Plan by 10,000,000 shares.

In connection with this 2010 amendment, the Board of Directors has committed to the Company’s stockholders that over the three-year period commencing on April 1, 2010 it will not grant a number of shares subject to stock awards under the Plan, including stock options, stock appreciation rights, restricted stock units or other stock awards, at an average annual rate greater than 4.02% of the number of shares of the Company’s common stock that management believes will be outstanding over such three-year period. This 4.02% rate is the average of the 2009 and 2010 three-year average median grant rate plus one standard deviation as published by RiskMetrics Group for the Russell 3000 companies in the GICS 3510 industry segment. Awards that are settled in cash, awards that are granted pursuant to stockholder approved exchange programs, awards sold under the Company’s employee stock purchase plan and awards assumed or substituted in business combination transactions will be excluded from the Company’s grant rate calculation. For purposes of calculating the number of shares granted, any “full-value” awards (i.e., restricted stock, restricted stock unit, performance share or any other award that does not have an exercise price per share at least equal to the per share fair market value of the Company’s common stock on the grant date) will count as equivalent to 3.0 shares. The Company will publicly report its compliance with this three-year average annual grant rate commitment, and the data necessary to independently confirm it, in a public filing shortly after March 31, 2013.

Predecessor plans. Various prior stock-based compensation plans were terminated upon original shareholder approval of the 2002 Plan in 2002 and the 1999 Non-Executive Officer and Non-Director Equity Compensation Plan expired in 2009, both except with respect to option awards then outstanding. Stock options granted under these terminated plans were generally issued with exercise prices equal to the market price of the stock on the date of grant, vested over four years from the date of grant, and bore maximum award terms of five to 10 years. There were no stock awards remaining outstanding under these terminated plans as of December 31, 2011.

A combined summary of the status of awards under the Company’s stock-based compensation plans, including base shares for stock-settled stock appreciation rights and shares subject to stock option and stock unit awards, is as follows:

	Year ended December 31, 2011
	Stock appreciation rights and stock options			Stock units
	Awards	Weighted average exercise price	Weighted average remaining contractual life	Awards	Weighted average remaining contractual life
Outstanding at beginning of year	11,013,487	$51.94		501,564
Granted	2,707,500	82.17		150,246
Exercised	(3,032,329)	51.46		(78,106)
Cancelled	(483,094)	59.59		(60,596)

Outstanding at end of period	10,205,564	$59.74	2.6	513,108	1.5

Awards exercisable at end of period	4,348,803	$50.62	1.7	3,446	0.6

Weighted-average fair value of awards granted during 2011	$21.93			$85.28

Weighted-average fair value of awards granted during 2010	$15.87			$62.85

Weighted-average fair value of awards granted during 2009	$12.08			$54.31

DAVITA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share data)

(continued)

Range of exercise prices	Awards outstanding	Weighted average exercise price	Awards exercisable	Weighted average exercise price
$ 0.00–$ 0.01	513,108	$—	3,446	$—
$40.01–$50.00	3,856,250	45.69	2,254,496	45.54
$50.01–$60.00	1,868,878	52.43	1,453,292	52.47
$60.01–$70.00	1,993,936	64.40	621,015	64.04
$70.01–$80.00	397,500	74.20	20,000	72.52
$80.01–$90.00	2,089,000	85.01	—	—

Total	10,718,672	$56.88	4,352,249	$50.58

The Company also granted 10,000 cash-settled stock appreciation rights in 2011 at a base price of $79.57. These liability-classified awards remain outstanding but unvested at December 31, 2011, have no intrinsic value at that date, and have contributed $0 to total stock-based compensation for 2011.

For the years ended December 31, 2011, 2010, and 2009, the aggregate intrinsic value of stock awards exercised was $98,235, $67,935 and $46,896, respectively. At December 31, 2011, the aggregate intrinsic value of stock awards outstanding was $222,347 and the aggregate intrinsic value of stock awards exercisable was $109,791.

    Estimated fair value of stock-based compensation awards

The Company has estimated the grant-date fair value of stock-settled stock appreciation rights awards and stock options using the Black-Scholes-Merton valuation model and stock unit awards at intrinsic value on the date of grant. The following assumptions were used in estimating these values and determining the total stock-based compensation attributable to the current period:

Expected term of the awards: The expected term of awards granted represents the period of time that they are expected to remain outstanding from the date of grant. The Company determines the expected term of its stock awards based on its historical experience with similar awards, considering the Company’s historical exercise and post-vesting termination patterns, and the terms expected by peer companies in near industries.

Expected volatility: Expected volatility represents the volatility anticipated over the expected term of the award. The Company determines the expected volatility for its awards based on the volatility of the price of its common stock over the most recent retrospective period commensurate with the expected term of the award, considering the volatility expectations implied by the market price of its exchange-traded options and the volatilities expected by peer companies in near industries.

Expected dividend yield: The Company has not paid dividends on its common stock and does not currently expect to pay dividends during the term of stock awards granted.

Risk-free interest rate: The Company bases the expected risk-free interest rate on the implied yield currently available on stripped interest coupons of U.S. Treasury issues with a remaining term equivalent to the expected term of the award.

A summary of the weighted average valuation inputs described above used for estimating the grant-date fair value of stock options and stock-settled stock appreciation rights granted in the periods indicated is as follows:

	Year ended December 31,
	2011	2010	2009
Expected term	4.2 years	3.5 years	3.5 years
Expected volatility	30%	30%	32%
Expected dividend yield	0.0%	0.0%	0.0%
Risk-free interest rate	1.6%	1.7%	1.8%

DAVITA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share data)

(continued)

The Company estimates expected forfeitures based upon historical experience with separate groups of employees that have exhibited similar forfeiture behavior in the past. Stock-based compensation expense is recorded only for awards that are expected to vest.

Employee stock purchase plan

The Employee Stock Purchase Plan entitles qualifying employees to purchase up to $25 of the Company’s common stock during each calendar year. The amounts used to purchase stock are accumulated through payroll withholdings or through optional lump sum payments made in advance of the first day of the purchase right period. This compensatory plan allows employees to purchase stock for the lesser of 100% of the fair market value on the first day of the purchase right period or 85% of the fair market value on the last day of the purchase right period. Purchase right periods begin on January 1 and July 1, and end on December 31. Payroll withholdings and lump-sum payments related to the plan, included in accrued compensation and benefits and used to purchase the Company’s common stock for 2011, 2010 and 2009 participation periods, were $5,889, $4,933, and $4,280, respectively. Shares purchased pursuant to the plan’s 2011, 2010 and 2009 participation periods were 91,353, 83,865, and 86,213, respectively. At December 31, 2011, there were 787,497 shares remaining available for future grants under this plan.

The fair value of employees’ purchase rights was estimated as of the beginning dates of the purchase right periods using the Black-Scholes-Merton valuation model with the following weighted average assumptions for purchase right periods in 2011, 2010 and 2009, respectively: expected volatility of 22%, 22% and 34%; risk-free interest rate of 0.5%, 0.3% and 0.2%, and no dividends. Using these assumptions, the weighted average estimated fair value of these purchase rights was $17.20, $13.80 and $13.90 for 2011, 2010 and 2009, respectively.

Stock-based compensation expense and proceeds

For the years ended December 31, 2011, 2010 and 2009, the Company recognized $48,718, $45,551 and $44,422, respectively, in stock-based compensation expense for stock settled-stock appreciation rights, stock options, stock units and discounted employee stock plan purchases, which is primarily included in general and administrative expenses. The estimated tax benefits recorded for this stock-based compensation in 2011, 2010 and 2009 were $18,424, $17,273 and $16,810, respectively. As of December 31, 2011, there was $91,305 of total estimated unrecognized compensation cost related to nonvested stock-settled compensation arrangements under the Company’s equity compensation and stock purchase plans. The Company expects to recognize this cost over a weighted average remaining period of 1.4 years.

During the years ended December 31, 2011, 2010 and 2009, the Company received $5,443, $48,686 and $63,653 in cash proceeds from stock option exercises and $38,199, $26,706 and $18,241 in total actual tax benefits upon the exercise of stock awards, respectively.

Stock repurchases

During 2011 and 2010, the Company repurchased a total of 3,794,686 and 8,918,760 shares of its common stock for $323,348 and $618,496, or an average price of $85.21 and $69.35 per share, respectively, pursuant to previously announced authorizations by the Board of Directors. On November 3, 2010, the Company’s Board of Directors authorized an additional $800,000 of share repurchases of its common stock. As a result of these transactions, the total outstanding authorization for share repurchases as of December 31, 2011 was approximately $358,200. The Company has not repurchased any additional shares of its common stock from January 1, 2012 through February 24, 2012. This stock repurchase program has no expiration date.

Shareholder rights plan

The Company’s Board of Directors approved a shareholder rights plan on November 14, 2002. This plan provided a mechanism whereby the Board of Directors could take certain actions to dilute the ownership stake of a person or group which acquired, or announced a tender offer for, 15% or more of DaVita Inc.’s outstanding common stock.

On March 10, 2011, the Company and The Bank of New York Mellon Trust Company, N.A., as rights agent, entered into an amendment to this plan. This amendment accelerated the expiration of the rights issued under the plan from the close of business on November 14, 2012 to the close of business on March 10, 2011. Accordingly, as of the close of business on March 10, 2011, the rights issued under this plan expired and are no longer outstanding.

DAVITA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share data)

(continued)

Charter documents & Delaware law

The Company’s charter documents include provisions that may deter hostile takeovers, delay or prevent changes of control or changes in management, or limit the ability of stockholders to approve transactions that they may otherwise determine to be in their best interests. These include provisions prohibiting stockholders from acting by written consent, requiring 90 days advance notice of stockholder proposals or nominations to the Board of Directors and granting the Board of Directors the authority to issue up to five million shares of preferred stock and to determine the rights and preferences of the preferred stock without the need for further stockholder approval.

The Company is also subject to Section 203 of the Delaware General Corporation Law that, subject to exceptions, would prohibit the Company from engaging in any business combinations with any interested stockholder, as defined in that section, for a period of three years following the date on which that stockholder became an interested stockholder. These restrictions may discourage, delay or prevent a change in the control of the Company.

Changes in DaVita Inc.’s ownership interest in consolidated subsidiaries

The effects of changes in DaVita Inc.’s ownership interest on the Company’s equity are as follows:

	Year ended December 31, 2011	Year ended December 31, 2010	Year ended December 31, 2009
Net income attributable to DaVita Inc.	$478,001	$405,683	$422,684

Decrease in paid-in capital for sales of noncontrolling interest in several joint ventures	(1,299)	(298)	(529)
Decrease in paid-in capital for the purchase of a noncontrolling interest in several joint ventures	(9,486)	(5,537)	(3,721)

Net transfer to noncontrolling interests	(10,785)	(5,835)	(4,250)

Change from net income attributable to DaVita Inc. and transfers to noncontrolling interests	$467,216	$399,848	$418,434

In addition in 2011, 2010 and 2009, the Company also acquired additional ownership interests in several existing majority-owned joint ventures for $13,689, $14,214 and $6,859, respectively.

18. Other comprehensive income

Charges and credits to other comprehensive income have been as follows:

	2009
	Before tax amount	Tax (expense) benefit	Net-of-tax amount
Unrealized losses on interest rate swaps	$(4,220)	$1,642	$(2,578)
Less reclassification of net swap realized losses into net income	17,253	(6,711)	10,542

Net swap activity	13,033	(5,069)	7,964

Unrealized gains on investments	1,614	(628)	986
Less reclassification of net investment realized gains into net income	(261)	102	(159)

Net investment activity	1,353	(526)	827

Total	$14,386	$(5,595)	$8,791

DAVITA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share data)

(continued)

	2010
	Before tax amount	Tax (expense) benefit	Net-of-tax amount
Unrealized losses on interest rate swaps	$(217)	$83	$(134)
Less reclassification of net swap realized losses into net income	9,093	(3,536)	5,557

Net swap activity	8,876	(3,453)	5,423

Unrealized gains on investments	1,007	(392)	615
Less reclassification of net investment realized losses into net income	22	(9)	13

Net investment activity	1,029	(401)	628

Total	$9,905	$(3,854)	$6,051

	2011
	Before tax amount	Tax (expense) benefit	Net-of-tax amount
Unrealized losses on interest rate swap and cap agreements	$(47,544)	$18,495	$(29,049)
Less reclassification of net swap and cap agreements realized losses into net income	15,911	(6,190)	9,721

Net swap and cap agreements activity	(31,633)	12,305	(19,328)

Unrealized losses on investments	(986)	384	(602)
Less reclassification of net investment realized gains into net income	(93)	36	(57)

Net investment activity	(1,079)	420	(659)

Total	$(32,712)	$12,725	$(19,987)

Changes in accumulated other comprehensive income (loss) has been as follows:

	Interest rate swap and cap agreements	Investment securities	Accumulated other comprehensive income
Balance December 31, 2009	$(5,423)	$(125)	$(5,548)
Net activity	5,423	628	6,051

Balance December 31, 2010	$—	$503	$503
Net activity	(19,328)	(659)	(19,987)

Balance December 31, 2011	$(19,328)	$(156)	$(19,484)

19. Acquisitions

During 2011, 2010, and 2009, the Company acquired total dialysis and other businesses as follows:

	Year ended December 31,
	2011	2010	2009
Cash paid, net of cash acquired	$1,077,442	$188,502	$87,617
Deferred purchase price and other acquisition obligations	19,010	449	338

Aggregate purchase cost	$1,096,452	$188,951	$87,955

Number of chronic dialysis centers acquired	178	41	19

The assets and liabilities for all acquisitions were recorded at their estimated fair values at the dates of the acquisitions and are included in the Company’s financial statements and operating results from the effective dates of the acquisitions.

DAVITA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share data)

(continued)

Acquisition of DSI Renal Inc.

On September 2, 2011, the Company completed its acquisition of all of the outstanding common stock of CDSI I Holding Company, Inc., the parent company of dialysis provider DSI Renal Inc. (DSI), pursuant to an agreement and plan of merger for approximately $723,012 in net cash, plus the assumption of certain liabilities totaling approximately $6,541, subject to certain post-closing adjustments. DSI had 113 outpatient dialysis centers that provide services to approximately 8,000 patients in 23 states. The Company also incurred approximately $21,700 in transaction and integration costs during 2011 associated with this acquisition that are included in general and administrative expenses in the consolidated statements of income.

The initial purchase price allocation for the DSI acquisition is recorded at estimated fair values based upon the best information available to management and will be finalized when certain information arranged to be obtained has been received. In particular, certain income tax amounts are pending issuance of the final tax returns.

The following table summarizes the assets acquired and liabilities assumed in the transaction and recognized at the acquisition date at their estimated fair values, as well as the estimated fair value of the noncontrolling interests in DSI at that date:

Current assets	$164,227
Property and equipment	67,080
Amortizable intangible and other long-term assets	6,523
Goodwill	500,662
Long-term deferred income taxes	79,420
Current liabilities assumed	(54,046)
Other long-term liabilities	(11,213)
Noncontrolling interests	(23,100)

$729,553

Amortizable intangible assets acquired in this acquisition had weighted average estimated useful lives of nine years.

Of the goodwill recognized in this acquisition, approximately $262,000 is expected to be deductible for tax purposes over the next 15 years.

The noncontrolling interests acquired as part of the acquisition are stated at fair value based upon a third-party appraisal that was informed by implied multiples used in conjunction with the acquisition of the DSI group, as well as the Company’s overall experience and contractual multiples typical for such arrangements.

The operating results of DSI are included in the Company’s consolidated financial statements effective September 1, 2011.

Other acquisitions

During 2011, the Company acquired other dialysis related and other ancillary businesses consisting of 57 dialysis centers in the U.S., eight dialysis centers outside of the U.S. and one vascular access center for a total of $354,430 in net cash and deferred purchase price of $12,469. During 2010 and 2009, the Company acquired other dialysis businesses consisting of 41 centers and 19 centers for a total of $188,951 and $87,955, respectively, in cash and deferred purchase price obligations. The assets and liabilities for all acquisitions were recorded at their estimated fair market values at the dates of the acquisitions and are included in the Company’s financial statements and operating results from the effective dates of the acquisitions.

DAVITA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share data)

(continued)

The following table summarizes the assets acquired and liabilities assumed in these transactions and recognized at their acquisition dates at estimated fair values, as well as the estimated fair value of the noncontrolling interests assumed in these transactions:

	Year ended December 31,
	2011	2010	2009
Tangible assets, principally leasehold improvements and equipment	$32,649	$21,257	$11,140
Amortizable intangible assets	19,804	18,300	6,703
Goodwill	388,844	152,252	78,199
Noncontrolling interests assumed	(70,821)	(1,171)	(7,567)
Liabilities assumed	(3,577)	(1,687)	(520)

Aggregate purchase cost	$366,899	$188,951	$87,955

Amortizable intangible assets acquired during 2011, 2010 and 2009 had weighted-average estimated useful lives of nine, nine and seven years, respectively. In 2011, 2010 and 2009, $352,674, $152,252 and $78,199 of goodwill was associated with the dialysis and related lab services business. In addition, in 2011 $36,170 of goodwill was associated with the other ancillary services and strategic initiatives. The total amount of goodwill deductible for tax purposes associated with these acquisitions for 2011, 2010, and 2009 was approximately $298,000, $154,000 and $72,000, respectively.

Discontinued operations

Pursuant to a consent order issued by the Federal Trade Commission on September 2, 2011, the Company agreed to divest a total of 30 outpatient dialysis centers and several home-based dialysis programs in order to complete the acquisition of DSI. In conjunction with the consent order, on September 30, 2011, the Company completed the sale of 28 outpatient dialysis centers to Dialysis Newco, Inc. (Dialysis Newco), a portfolio company of Frazier Healthcare VI, L.P. and New Enterprise Associates 13, Limited Partnership pursuant to an asset purchase agreement dated August 26, 2011. Effective October 31, 2011, the Company also completed the sale of two additional outpatient dialysis centers to Dialysis Newco that were previously pending state regulatory approval. The Company anticipates receiving total net cash consideration of approximately $82,000 for all of the outpatient dialysis centers that were divested. As part of this transaction, Dialysis Newco assumed specific liabilities related to the centers it acquired. All other liabilities were retained by the Company. The Company recorded a loss of approximately $4,756, net of tax, during the year ended December 31, 2011 related to the divestiture of its historical DaVita centers.

The operating results of the historical DaVita divested centers are reflected as discontinued operations for all periods presented. In addition, the operating results of the DSI divested centers are reflected as discontinued operations in the consolidated financial statements beginning September 1, 2011.

The results from discontinued operations related to the dialysis and related lab services segment were as follows:

	Year ended December 31,
	2011	2010	2009
Net operating revenues	$16,648	$9,341	$8,152

Income before income taxes	1,896	468	645
Income tax expense	675	187	252

Income from discontinued operations	$1,221	$281	$393

DAVITA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share data)

(continued)

Net assets of discontinued operations related to the dialysis and related lab services segment as of September 30, 2011, were as follows:

Current assets	$71,384
Property and equipment, net	5,183
Goodwill	7,999
Liabilities and noncontrolling interests	(836)

Net assets from discontinued operations	$83,730

Pro forma financial information

The following summary, prepared on a pro forma basis, combines the results of operations as if all acquisitions and divestitures in 2011 and 2010 had been consummated as of the beginning of 2010, after including the impact of certain adjustments such as amortization of intangibles, interest expense on acquisition financing and income tax effects.

	Year ended December 31,
	2011	2010
	(unaudited)
Pro forma net revenues	$7,309,901	$6,983,641
Pro forma net income attributable to DaVita Inc.	520,625	471,635
Pro forma income from continuing operations attributable to DaVita Inc.	524,379	471,354
Pro forma basic net income per share attributable to DaVita Inc.	5.50	4.65
Pro forma diluted net income per share attributable to DaVita Inc.	5.39	4.58

20. Variable interest entities

The Company is required to consolidate each entity determined to be a variable interest entity for which the Company is the primary beneficiary. Variable interest entities (VIEs) typically include those for which the entity’s equity is not sufficient to finance its activities without additional subordinated financial support; those for which the equity holders as a group lack the power to direct the activities that most significantly influence the entity’s economic performance, the obligation to absorb the entity’s expected losses, or the right to receive the entity’s expected returns; or those for which the voting rights of some investors are not proportional to their obligations to absorb the entity’s losses.

The Company is deemed to be the primary beneficiary of all the variable interest entities it is associated with. These VIEs are principally operating subsidiaries owned by related party nominee owners for the Company’s benefit in jurisdictions in which the Company does not qualify for direct ownership under applicable regulations or joint ventures that require subordinated support in addition to their equity capital to finance operations. These include both dialysis operations and physician practice management entities.

Under the terms of the applicable arrangement, the Company bears substantially all of the economic risks and rewards of ownership for these operating VIEs. In some cases, the Company has contractual arrangements with its respective related party nominee owners which indemnify them from the economic losses, and entitle the Company to the economic benefits, that may result from ownership of these VIEs. DaVita Inc. manages these VIEs and provides operating and capital funding as necessary to accomplish their operational and strategic objectives.

Accordingly, since the Company bears the majority of the risks and rewards attendant to their ownership, the Company consolidates these VIEs as their primary beneficiary. Total assets of these consolidated operating VIEs were approximately $7,000 and their liabilities to unrelated third parties were approximately $5,000 at December 31, 2011.

The Company also sponsors certain deferred compensation plans whose trusts qualify as VIEs and as their primary beneficiary the Company consolidates each of these plans. The assets of these plans are recorded in short-term or long-term investments with matching offsetting liabilities in accrued compensation and benefits and other long-term liabilities. See Note 9 for disclosures on the assets of these consolidated non-qualified deferred compensation plans.

DAVITA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share data)

(continued)

21. Concentrations

Approximately 66% of the Company’s total dialysis and related lab services revenues in 2011, 66% in 2010 and 65% in 2009 are from government-based programs, principally Medicare and Medicaid. Accounts receivable and other receivables, from Medicare, including Medicare-assigned plans, and Medicaid, including Medicaid-assigned plans, were approximately $617,200 and $554,300, respectively as of December 31, 2011 and 2010. No other single payor accounted for more than 5% of total accounts receivable.

EPO is a significant physician-prescribed pharmaceutical that is administered during dialysis and is provided by a sole supplier. The amount of EPO that is separately billable accounted for approximately 3% and 18% of the dialysis and related lab services net operating revenues in 2011 and 2010, respectively. As long as certain conditions are met by the Company, the agreement with Amgen limits their ability to unilaterally decide to increase the price it charges the Company for EPO.

22. Noncontrolling interests subject to put provisions and other commitments

Noncontrolling interests subject to put provisions

The Company has potential obligations to purchase the noncontrolling interests held by third parties in several of its joint ventures and non-wholly-owned subsidiaries. These obligations are in the form of put provisions and are exercisable at the third-party owners’ discretion within specified periods as outlined in each specific put provision. If these put provisions were exercised, the Company would be required to purchase the third-party owners’ noncontrolling interests at either the appraised fair market value or a predetermined multiple of earnings or cash flow attributable to the noncontrolling interests put to the Company, which is intended to approximate fair value. The methodology the Company uses to estimate the fair values of noncontrolling interests subject to put provisions assumes either the higher of a liquidation value of net assets or an average multiple of earnings, based on historical earnings, patient mix and other performance indicators, as well as other factors. During the second quarter of 2010, the Company refined its methodology used to estimate the fair value of noncontrolling interests subject to put provisions by eliminating an annual inflation factor that was previously applied to the put provisions until they became exercisable. The Company believes that eliminating an annual inflation factor will result in a better representation of the estimated actual fair value of the noncontrolling interests subject to put provisions as of the reporting date. The estimated fair values of the noncontrolling interests subject to put provisions can fluctuate and the implicit multiple of earnings at which these noncontrolling interests obligations may be settled will vary significantly depending upon market conditions including potential purchasers’ access to the capital markets, which can impact the level of competition for dialysis and non-dialysis related businesses, the economic performance of these businesses and the restricted marketability of the third-party owners’ noncontrolling interests. The amount of noncontrolling interests subject to put provisions that contractually employ a predetermined multiple of earnings rather than fair value are immaterial.

Additionally, the Company has certain other potential commitments to provide operating capital to several dialysis centers that are wholly-owned by third parties or centers in which the Company owns a minority equity investment as well as to physician-owned vascular access clinics that the Company operates under management and administrative service agreements of approximately $4,000.

Certain consolidated joint ventures are contractually scheduled to dissolve after terms ranging from ten to fifty years. Accordingly, the noncontrolling interests in these joint ventures are considered mandatorily redeemable instruments, for which the classification and measurement requirements have been indefinitely deferred. Future distributions upon dissolution of these entities would be valued below the related noncontrolling interest carrying balances in the consolidated balance sheet.

Other commitments

In November 2011, the Company entered into a seven year Sourcing and Supply Agreement with Amgen USA Inc. that expires on December 31, 2018. Under terms of the agreement, the Company will purchase EPO in amounts necessary to meet no less than 90% of its requirements for erythropoiesis stimulations agents. The agreement replaces in its entirety the prior one-year supply agreement between the Company and Amgen that expired on December 31, 2011, and among other things, provides for discounted pricing and rebates for EPO. Some of the rebates are subject to various conditions including future pricing levels of EPO by Amgen and data submission by the Company. In the initial years of the agreement the total rebate opportunity is less than what was provided for in the agreement that expired at the end of 2011, however, the opportunity for the Company to earn discounts and rebates increases over the term of the agreement. The actual amount of EPO that the Company will purchase from Amgen will depend upon the amount of EPO administered during dialysis as prescribed by physicians and the overall number of patients that the Company serves.

DAVITA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share data)

(continued)

In January 2010, the Company entered into an agreement with Fresenius which committed the Company to purchase a certain amount of dialysis equipment, parts and supplies from them through 2013. During 2011 and 2010, the Company purchased $107,977 and $103,183, respectively, of certain equipment, parts and supplies from Fresenius.

In July 2010, the Company announced that it will construct a new corporate headquarters in Denver, Colorado. In July 2010, the Company acquired the land and existing improvements for approximately $12,000. Effective December 18, 2010, the Company entered into a construction agreement for the construction of the new building. The Company currently estimates the total construction costs and other project costs of the building will be approximately $95,000. Construction began in early 2011, and is estimated to be completed in the second half of 2012. In 2011 and 2010, the Company paid construction costs and architecture and other design costs totaling approximately $44,000 and $5,000, respectively.

In conjunction with the acquisition of DVA Renal Healthcare, Inc., formerly known as Gambro Healthcare, Inc., which occurred in October 2005, the Company entered into an Alliance and Product Supply Agreement (the Product Supply Agreement) with Gambro AB and Gambro Renal Products, Inc (Gambro Renal Products). Because the Product Supply Agreement results in higher costs for most of the products covered by the Product Supply Agreement than would otherwise be available to the Company, the Product Supply Agreement represented an intangible liability initially valued at $162,100 as of the acquisition date.

The Product Supply Agreement committed the Company to purchase a significant majority of its hemodialysis products, supplies and equipment at fixed prices through 2015. The agreement was amended in 2006 (the Amended Product Supply Agreement) to reduce the Company’s purchase obligations for certain hemodialysis product supplies and equipment, and in 2007, the Company terminated its obligation to purchase certain dialysis machines under the Amended Product Supply Agreement. However, the Company continues to be subject to the Product Supply Agreement’s requirements to purchase a majority of its hemodialysis non-equipment product supplies, such as dialyzers, from Gambro at fixed prices.

During 2011, 2010 and 2009, the Company purchased $120,938, $115,682 and $87,983 of hemodialysis product supplies from Gambro Renal Products, representing 2% of the Company’s total operating costs, for all years presented.

Other than operating leases disclosed in Note 14 to the consolidated financial statements, the letters of credit disclosed in Note 13 to the consolidated financial statements, and the arrangements as described above, the Company has no off balance sheet financing arrangements as of December 31, 2011.

23. Fair values of financial instruments

The Company measures the fair value of certain assets, liabilities and noncontrolling interests subject to put provisions (temporary equity) based upon certain valuation techniques that include observable or unobservable inputs and assumptions that market participants would use in pricing these assets, liabilities, temporary equity and commitments. The Company also has classified certain assets, liabilities and temporary equity that are measured at fair value into the appropriate fair value hierarchy levels as defined by FASB.

The following tables summarize the Company’s assets, liabilities and temporary equity measured at fair value on a recurring basis as of December 31, 2011 and 2010:

	December 31, 2011
	Total	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Assets
Available for sale securities	$15,535	$15,535	$—	$—

Interest rate cap agreements	$1,381	$—	$1,381	$—

Liabilities
Interest rate swap agreements	$23,145	$—	$23,145	$—

Temporary equity
Noncontrolling interests subject to put provisions	$478,216	$—	$—	$478,216

DAVITA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share data)

(continued)

	December 31, 2010
	Total	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Assets
Available for sale securities	$10,048	$10,048	$—	$—

Temporary equity
Noncontrolling interests subject to put provisions	$383,052	$—	$—	$383,052

The available for sale securities represent investments in various open-ended registered investment companies, or mutual funds, and are recorded at fair value based upon quoted prices reported by each mutual fund. The available for sale securities also include the fair value of NxStage common stock based upon quoted market prices as reported by NASDAQ. See Note 9 to the consolidated financial statements for further discussion.

The interest rate swap and cap agreements are recorded at fair value based upon valuation models utilizing the income approach and commonly accepted valuation techniques that use inputs from closing prices for similar assets and liabilities in active markets as well as other relevant observable market inputs at quoted intervals such as current interest rates, forward yield curves, implied volatility and credit default swap pricing. The Company does not believe the ultimate amount that could be realized upon settlement of these interest rate swap and cap agreements would be materially different than the fair values as currently reported. See Note 13 to the consolidated financial statements for further discussion.

See Note 22 to the consolidated financial statements for a discussion of the Company’s methodology for estimating the fair value of noncontrolling interests subject to put obligations.

Other financial instruments consist primarily of cash, accounts receivable, accounts payable, other accrued liabilities and debt. The balances of the non-debt financial instruments are presented in the consolidated financial statements at December 31, 2011 and 2010 at their approximate fair values due to the short-term nature of their settlements. The carrying balance of the Company’s Senior Secured Credit Facilities totaled $2,874,158 as of December 31, 2011, and the fair value was $2,860,465 based upon quoted market prices. The fair value of the Company’s senior notes was approximately $1,565,500 at December 31, 2011 based upon quoted market prices, as compared to the carrying amount of $1,550,000.

24. Segment reporting

The Company operates principally as a dialysis and related lab services business but also operates other ancillary services and strategic initiatives. These ancillary services and strategic initiatives consist primarily of pharmacy services, infusion therapy services, disease management services, vascular access services, ESRD clinical research programs, physician services and the Company’s international dialysis operations. For internal management reporting the dialysis and related lab services business and each of the ancillary services and strategic initiatives have been defined as separate operating segments by management since separate financial information is regularly produced and reviewed by the Company’s chief operating decision maker in making decisions about allocating resources and assessing financial results. The Company’s chief operating decision maker is its Chief Executive Officer. The U.S. dialysis and related lab services business qualifies as a separately reportable segment and all of the other ancillary services and strategic initiatives operating segments have been combined and disclosed in the other segments category.

The Company’s operating segment financial information is prepared on an internal management reporting basis that the Chief Executive Officer uses to allocate resources and analyze the performance of the operating segments. For internal management reporting, segment operations include direct segment operating expenses with the exception of stock-based compensation expense and equity investment income. In addition, beginning in 2011, the ancillary services and strategic initiatives segment operations also include an allocation of corporate general and administrative expenses.

DAVITA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share data)

(continued)

The following is a summary of segment revenues, segment operating margin (loss), and a reconciliation of segment operating margin to consolidated income before income taxes:

	Year ended December 31,
	2011	2010	2009
Segment revenues:
Dialysis and related lab services (1)
Patient service operating revenues:
External sources	$6,462,810	$6,043,543	$5,757,946
Intersegment revenues	11,141	9,300	16,782

Total dialysis and related lab services operating revenues	6,473,951	6,052,843	5,774,728
Less: Provision for uncollectible accounts related to patient service revenues	(190,234)	(166,301)	(156,395)

Net dialysis and related lab services patient service operating revenues	6,283,717	5,886,542	5,618,333
Other revenues (1)	11,019	10,709	8,849

Total net dialysis and related lab services operating revenues	6,294,736	5,897,251	5,627,182

Other – Ancillary services and strategic initiatives
Net patient service operating revenues	7,580	5,722	5,798
U.S. external sources(2)	500,805	378,076	328,055
Intersegment revenues	5,796	—	—

Total ancillary services and strategic initiatives operating revenues	514,181	383,798	333,853

Total net segment operating revenues	6,808,917	6,281,049	5,961,035
Elimination of intersegment revenues	(16,937)	(9,300)	(16,782)

Consolidated net operating revenues	$6,791,980	$6,271,749	$5,944,253

Consolidated operating revenues before provision for uncollectible accounts	$6,982,214	$6,438,050	$6,100,648

Segment operating margin (loss):(3)
Dialysis and related lab services	$1,224,672	$1,038,698	$993,834
Other—Ancillary services and strategic initiatives	(53,948)	(5,586)	(12,226)

Total segment margin	1,170,724	1,033,112	981,608
Reconciliation of segment operating margin to consolidated income before income taxes:
Stock-based compensation	(48,718)	(45,551)	(44,422)
Equity investment income	8,776	8,999	2,442

Consolidated operating income	1,130,782	996,560	939,628
Debt expense	(241,090)	(181,607)	(185,755)
Debt refinancing and redemption charges	—	(74,382)	—
Other income	2,982	3,419	3,706

Consolidated income from continuing operations before income taxes	$892,674	$743,990	$757,579

(1)	Includes management fees for providing management and administrative services to dialysis centers in which the Company either owns a minority equity investment or are wholly-owned by third parties.
(2)

Revenues from external sources in 2010 and 2009 that were previously eliminated within the ancillary services and strategic initiatives segment have now been reported as a component of revenue from external sources to conform to current year presentations.

(3)	Certain costs previously reported in the Ancillary Services and Strategic Initiatives have been reclassified to the dialysis and related lab services to conform to the current year presentation.

DAVITA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share data)

(continued)

Depreciation and amortization expense for the dialysis and related lab services for 2011, 2010 and 2009 were $259,685, $227,029 and $221,317, respectively, and were $6,943, $6,701 and $7,079, respectively, for the ancillary services and strategic initiatives.

Summary of assets by segment is as follows:

	December 31,
	2011	2010
Segment assets
Dialysis and related lab services	$8,588,671	$7,862,882
Other—Ancillary services and strategic initiatives	276,176	225,624
Equity investments	27,325	25,918

Consolidated assets	$8,892,172	$8,114,424

In 2011 and 2010, the total amount of expenditures for property and equipment for the dialysis and related lab services were $425,228 and $271,559, respectively, and were $10,692 and $7,226, respectively, for the ancillary services and strategic initiatives.

25. Supplemental cash flow information

The table below provides supplemental cash flow information:

	Year ended December 31,
	2011	2010	2009
Cash paid:
Income taxes	$145,687	$207,265	$161,671
Interest	236,446	190,949	186,280
Non-cash investing and financing activities:
Fixed assets under capital lease obligations	35,764	3,983	—
Assets exchanged for equity investments	—	—	2,618
Assets received for additional noncontrolling interests	—	—	51
Issuance of noncontrolling interests	—	1,139	—

DAVITA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share data)

(continued)

26. Selected quarterly financial data (unaudited)

	2011				2010
	December 31	September 30	June 30	March 31	December 31	September 30	June 30	March 31
Total net operating revenues	$1,810,604	$1,757,830	$1,661,233	$1,562,313	$1,604,615	$1,607,008	$1,543,855	$1,516,271
Operating income	330,112	318,712	246,624	235,334	255,258	256,745	242,512	242,045
Income from continuing operations before income taxes	269,149	258,662	187,283	177,580	132,215	218,014	195,469	198,292
Discontinued operations, net of tax	(1,307)	(2,612)	253	131	93	(95)	(89)	372
Net income attributable to DaVita Inc.	$148,123	$135,361	$100,015	$94,502	$69,020	$119,387	$107,853	$109,423
Basic income from continuing operations per share attributable to DaVita Inc.	1.60	1.48	1.05	0.98	0.71	1.16	1.06	1.05
Basic net income per share attributable to DaVita Inc.	1.59	1.45	1.05	0.98	0.71	1.16	1.05	1.05
Diluted income from continuing operations per share attributable to DaVita Inc.	$1.58	$1.45	$1.02	$0.96	$0.70	$1.15	$1.04	$1.04
Diluted net income per share attributable to DaVita Inc.	$1.56	$1.42	$1.03	$0.96	$0.70	$1.15	$1.04	$1.04

27. Consolidating financial Statements

The following information is presented in accordance with Rule 3-10 of Regulation S-X. The operating and investing activities of the separate legal entities included in the Company’s consolidated financial statements are fully interdependent and integrated. Revenues and operating expenses of the separate legal entities include intercompany charges for management and other services. The senior notes were issued by the Company on October 20, 2010 and are guaranteed by substantially all of its direct and indirect domestic wholly-owned subsidiaries. Each of the guarantor subsidiaries has guaranteed the notes on a joint and several basis. However, the guarantor subsidiaries can be released from their obligations in the event of a sale or other disposition of all or substantially all of the assets of such subsidiary, if such subsidiary guarantor is designated as an unrestricted subsidiary or otherwise ceases to be a restricted subsidiary, and if such subsidiary guarantor no longer guaranties any other indebtedness of the Company. Non-wholly-owned subsidiaries, certain wholly-owned subsidiaries, foreign subsidiaries, joint ventures, partnerships and third parties are not guarantors of these obligations.

DAVITA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share data)

(continued)

Consolidating Statements of Income

	DaVita Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidating Adjustments	Consolidated Total
For the year ended December 31, 2011
Patient service operating revenues	$—	$5,040,599	$1,471,910	$(49,699)	$6,462,810
Less: Provision for uncollectible accounts related to patient service operating revenues	—	(127,049)	(63,185)	—	(190,234)

Net patient service operating revenues	—	4,913,550	1,408,725	(49,699)	6,272,576
Other revenues	457,460	486,989	69,708	(494,753)	519,404

Total net operating revenues	457,460	5,400,539	1,478,433	(544,452)	6,791,980
Operating expenses	301,255	4,699,956	1,204,439	(544,452)	5,661,198

Operating income	156,205	700,583	273,994	—	1,130,782
Debt (expense)	(242,730)	(218,182)	(9,215)	229,037	(241,090)
Other income, net	229,658	1,583	778	(229,037)	2,982
Income tax expense	56,681	248,139	10,924	—	315,744
Equity earnings in subsidiaries	391,549	184,404	—	(575,953)	—

Income from continuing operations	478,001	420,249	254,633	(575,953)	576,930
Discontinued operations net of (loss) gain on disposal of discontinued operations	—	(4,191)	656	—	(3,535)

Net income	478,001	416,058	255,289	(575,953)	573,395
Less: Net income attributable to noncontrolling interests	—	—	—	(95,394)	(95,394)

Net income attributable to DaVita Inc.	$478,001	$416,058	$255,289	$(671,347)	$478,001

For the year ended December 31, 2010
Patient service operating revenues	$—	$4,833,255	$1,229,013	$(18,725)	$6,043,543
Less: Provision for uncollectible accounts related to patient service operating revenues	—	(120,112)	(46,189)	—	(166,301)

Net patient service operating revenues	—	4,713,143	1,182,824	(18,725)	5,877,242
Other revenues	431,780	362,194	59,246	(458,713)	394,507

Total net operating revenues	431,780	5,075,337	1,242,070	(477,438)	6,271,749
Operating expenses	259,302	4,495,604	997,721	(477,438)	5,275,189

Operating income	172,478	579,733	244,349	—	996,560
Debt (expense)	(257,243)	(163,034)	(1,277)	165,565	(255,989)
Other income, net	165,934	1,837	1,213	(165,565)	3,419
Income tax expense	31,656	220,867	7,529	—	260,052
Equity earnings in subsidiaries	356,170	157,278	—	(513,448)	—

Income from continuing operations	405,683	354,947	236,756	(513,448)	483,938
Income from operations of discontinued operations net of tax	—	172	109	—	281

Net income	405,683	355,119	236,865	(513,448)	484,219
Less: Net income attributable to noncontrolling interests	—	—	—	(78,536)	(78,536)

Net income attributable to DaVita Inc.	$405,683	$355,119	$236,865	$(591,984)	$405,683

For the year ended December 31, 2009
Patient service operating revenues	$—	$4,711,694	$1,070,979	$(24,727)	$5,757,946
Less: Provision for uncollectible accounts related to patient service operating revenues	—	(108,031)	(48,364)	—	(156,395)

Net patient service operating revenues	—	4,603,663	1,022,615	(24,727)	5,601,551
Other revenues	401,058	294,145	76,415	(428,916)	342,702

Total net operating revenues	401,058	4,897,808	1,099,030	(453,643)	5,944,253
Operating expenses	246,578	4,267,001	944,689	(453,643)	5,004,625

Operating income	154,480	630,807	154,341	—	939,628
Debt (expense)	(188,109)	(181,853)	(1,721)	185,928	(185,755)
Other income, net	186,189	2,718	727	(185,928)	3,706
Income tax expense	60,414	218,618	(819)	—	278,213
Equity earnings in subsidiaries	330,538	94,964	—	(425,502)	—

Income from continuing operations	422,684	328,018	154,166	(425,502)	479,366
Income from operations of discontinued operations net of tax	—	180	213	—	393

Net income	422,684	328,198	154,379	(425,502)	479,759
Less: Net income attributable to noncontrolling interests	—	—	—	(57,075)	(57,075)

Net income attributable to DaVita Inc.	$422,684	$328,198	$154,379	$(482,577)	$422,684

DAVITA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share data)

(continued)

Consolidating Statements of Comprehensive Income

	DaVita Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidating Adjustments	Consolidated Total
For the year ended December 31, 2011
Net income	$478,001	$416,058	$255,289	$(575,953)	$573,395
Other comprehensive (loss)	(19,987)	—	—	—	(19,987)

Total comprehensive income	458,014	416,058	255,289	(575,953)	553,408
Less: Comprehensive income attributable to the noncontrolling interest	—	—	—	(95,394)	(95,394)

Comprehensive income attributable to DaVita Inc.	$458,014	$416,058	$255,289	$(671,347)	$458,014

For the year ended December 31, 2010
Net income	$405,683	$355,119	$236,865	$(513,448)	$484,219
Other comprehensive income	6,051	—	—	—	6,051

Total comprehensive income	411,734	355,119	236,865	(513,448)	490,270
Less: Comprehensive income attributable to the noncontrolling interest	—	—	—	(78,536)	(78,536)

Comprehensive income attributable to DaVita Inc.	$411,734	$355,119	$236,865	$(591,984)	$411,734

For the year ended December 31, 2009
Net income	$422,684	$328,198	$154,379	$(425,502)	$479,759
Other comprehensive income	8,791	—	—	—	8,791

Total comprehensive income	431,475	328,198	154,379	(425,502)	488,550
Less: Comprehensive income attributable to the noncontrolling interest	—	—	—	(57,075)	(57,075)

Comprehensive income attributable to DaVita Inc.	$431,475	$328,198	$154,379	$(482,577)	$431,475

DAVITA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share data)

(continued)

Consolidating Balance Sheets

	DaVita Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidating Adjustments	Consolidated Total
As of December 31, 2011
Cash and cash equivalents	$365,276	$—	$28,476	$—	$393,752
Accounts receivable, net	—	926,041	269,122	—	1,195,163
Other current assets	14,665	598,721	79,307	—	692,693

Total current assets	379,941	1,524,762	376,905	—	2,281,608
Property and equipment, net	78,038	971,867	382,746	—	1,432,651
Amortizable intangible assets, net	53,276	95,900	10,315	—	159,491
Investments in subsidiaries	6,696,039	1,089,920	—	(7,785,959)	—
Intercompany receivables	—	472,200	253,447	(725,647)	—
Other long-term assets and investments	11,388	56,134	3,924	—	71,446
Goodwill	—	3,903,542	1,043,434	—	4,946,976

Total assets	$7,218,682	$8,114,325	$2,070,771	$(8,511,606)	$8,892,172

Current liabilities	$148,994	$889,172	$114,950	$—	$1,153,116
Intercompany payables	271,890	—	453,757	(725,647)	—
Long-term debt and other long-term liabilities	4,351,346	585,675	55,694	—	4,992,715
Noncontrolling interests subject to put provisions	305,377	—	—	172,839	478,216
Total DaVita Inc. shareholders’ equity	2,141,075	6,639,478	1,146,481	(7,785,959)	2,141,075
Noncontrolling interest not subject to put provisions	—	—	299,889	(172,839)	127,050

Total equity	2,141,075	6,639,478	1,446,370	(7,958,798)	2,268,125

Total liabilities and equity	$7,218,682	$8,114,325	$2,070,771	$(8,511,606)	$8,892,172

As of December 31, 2010
Cash and cash equivalents	$856,803	$—	$3,314	$—	$860,117
Accounts receivable, net	—	895,955	153,021	—	1,048,976
Other current assets	11,231	653,670	48,860	—	713,761

Total current assets	868,034	1,549,625	205,195	—	2,622,854
Property and equipment, net	30,409	888,927	251,472	—	1,170,808
Amortizable intangible assets, net	58,967	98,795	4,873	—	162,635
Investments in subsidiaries	6,154,398	555,579	—	(6,709,977)	—
Intercompany receivables	—	516,286	208,030	(724,316)	—
Other long-term assets and investments	8,951	56,996	873	—	66,820
Goodwill	—	3,731,983	359,324	—	4,091,307

Total assets	$7,120,759	$7,398,191	$1,029,767	$(7,434,293)	$8,114,424

Current liabilities	$61,384	$786,114	$76,847	$—	$924,345
Intercompany payables	611,919	—	112,397	(724,316)	—
Long-term debt and other long-term liabilities	4,210,703	539,620	19,570	—	4,769,893
Noncontrolling interests subject to put provisions	258,331	—	—	124,721	383,052
Total DaVita Inc. shareholders’ equity	1,978,422	6,072,457	637,520	(6,709,977)	1,978,422
Noncontrolling interest not subject to put provisions	—	—	183,433	(124,721)	58,712

Total equity	1,978,422	6,072,457	820,953	(6,834,698)	2,037,134

Total liabilities and equity	$7,120,759	$7,398,191	$1,029,767	$(7,434,293)	$8,114,424

DAVITA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share data)

(continued)

Consolidating Statements of Cash Flows

	DaVita Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Adjustments	Consolidated Total
For the year ended December 31, 2011
Cash flows from operating activities:
Net income	$478,001	$416,058	$255,289	$(575,953)	$573,395
Changes in operating assets and liabilities and non cash items included in net income	(268,798)	325,807	(26,311)	575,953	606,651

Net cash provided by operating activities	209,203	741,865	228,978	—	1,180,046

Cash flows from investing activities:
Additions of property and equipment, net	(52,653)	(232,540)	(114,963)	—	(400,156)
Acquisitions	—	(1,048,136)	(29,306)	—	(1,077,442)
Proceeds from asset sales	—	75,183	—	—	75,183
Proceeds from investment sales and other items	(6,077)	9,264	—	—	3,187

Net cash used in by investing activities	(58,730)	(1,196,229)	(144,269)	—	(1,399,228)

Cash flows from financing activities:
Long-term debt and related financing costs, net	113,762	(1,896)	15,794	—	127,660
Intercompany borrowing	(464,564)	460,262	4,302	—	—
Other items	(291,198)	(4,002)	(79,643)	—	(374,843)

Net cash (used in) provided by financing activities	(642,000)	454,364	(59,547)	—	(247,183)

Net (decrease) increase in cash and cash equivalents	(491,527)	—	25,162	—	(466,365)
Cash and cash equivalents at beginning of the year	856,803	—	3,314	—	860,117

Cash and cash equivalents at the end of the year	$365,276	$—	$28,476	$—	$393,752

For the year ended December 31, 2010
Cash flows from operating activities:
Net income	$405,683	$355,119	$236,865	$(513,448)	$484,219
Changes in operating assets and liabilities and non cash items included in net income	(319,090)	136,348	24,758	513,448	355,464

Net cash provided by operating activities	86,593	491,467	261,623	—	839,683

Cash flows from investing activities:
Additions of property and equipment, net	(24,118)	(199,147)	(50,337)	—	(273,602)
Acquisitions	—	(188,502)	—	—	(188,502)
Proceeds from asset sales	—	22,727	—	—	22,727
Proceeds from investment sales and other items	(470)	3,214	—	—	2,744

Net cash used in investing activities	(24,588)	(361,708)	(50,337)	—	(436,633)

Cash flows from financing activities:
Long-term debt and related financing costs, net	563,350	1,987	(4,391)	—	560,946
Intercompany borrowing	255,351	(121,887)	(133,464)	—	—
Other items	(558,453)	(9,859)	(75,026)	—	(643,338)

Net cash provided by (used in) financing activities	260,248	(129,759)	(212,881)	—	(82,392)

Net increase (decrease) in cash and cash equivalents	322,253	—	(1,595)	—	320,658
Cash and cash equivalents at beginning of the year	534,550	—	4,909	—	539,459

Cash and cash equivalents at the end of the year	$856,803	$—	$3,314	$—	$860,117

DAVITA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share data)

(continued)

Consolidating Statements of Cash Flows

	DaVita Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Adjustments	Consolidated Total
For the year ended December 31, 2009
Cash flows from operating activities:
Net income	$422,684	$328,198	$154,379	$(425,502)	$479,759
Changes in operating assets and liabilities and non cash items included in net income	(257,591)	(58,813)	77,853	425,502	186,951

Net cash provided by operating activities	165,093	269,385	232,232	—	666,710

Cash flows from investing activities:
Additions of property and equipment, net	(1,748)	(207,738)	(65,119)	—	(274,605)
Acquisitions	—	(87,617)	—	—	(87,617)
Proceeds from asset sales	—	7,697	—	—	7,697
Proceeds from investment sales and other items	11,631	(3,166)	—	—	8,465

Net cash provided by (used in) investing activities	9,883	(290,824)	(65,119)	—	(346,060)

Cash flows from financing activities:
Long-term debt	(60,619)	(1,962)	1,307	—	(61,274)
Intercompany borrowing	101,254	20,885	(122,139)	—	—
Other items	(78,637)	2,516	(54,677)	—	(130,798)

Net cash (used in) provided by financing activities	(38,002)	21,439	(175,509)	—	(192,072)

Net increase (decrease) in cash and cash equivalents	136,974	—	(8,396)	—	128,578
Cash and cash equivalents at beginning of the year	397,576	—	13,305	—	410,881

Cash and cash equivalents at the end of the year	$534,550	$—	$4,909	$—	$539,459

DAVITA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share data)

(continued)

28. Retrospective application of accounting standards updates

Effective January 1, 2012, the Company adopted FASB’s ASU No. 2011-07 Health Care Entities – Presentation and Disclosure of Patient Service Revenue, Provision for Bad Debts, and the Allowance for Doubtful Accounts. In addition, effective January 1, 2012, the Company also adopted FASB’s ASU No. 2011-05 as amended by ASU No. 2011-12 Comprehensive Income – Presentation of Comprehensive Income. Upon adoption of these standards the Company was required to change the presentation of its provision for uncollectible accounts related to patient service revenue as a deduction from patient service operating revenues and to either report the components of comprehensive income separately on the income statement or to present total other comprehensive income and the components of comprehensive income in a separate statement. The consolidated financial statements have been revised for all periods presented to reflect the retrospective application of adopting these new presentation and disclosures requirements for the provision for uncollectible accounts and comprehensive income.

The effects of the change upon the retrospective application for the presentation and disclosure requirements for patient service revenue and the provision for uncollectible accounts were as follows:

	Year ended December 31,
	2011	2010	2009
Consolidated income statements:
Net operating revenues as previously reported	$6,982,214	$6,438,050	$6,100,648

Total net operating revenues under the new presentation requirements:
Dialysis and related lab services patient service operating revenues	$6,462,810	$6,043,543	$5,757,946
Less: Provision for uncollectible accounts related to patient service operating revenues	(190,234)	(166,301)	(156,395)

Net patient service operating revenues	6,272,576	5,877,242	5,601,551
Other revenues	519,404	394,507	342,702

Total net operating revenues	6,791,980	6,271,749	5,944,253

	Year ended December 31,
	2011	2010	2009
Provision for uncollectible accounts in operating expenses:
Provision for uncollectible accounts as previously reported	$197,565	$170,652	$161,388
Less: Provision for uncollectible accounts related to patient service operating revenues	(190,234)	(166,301)	(156,395)

Provision for uncollectible accounts in operating expenses	$7,331	$4,351	$4,993

See footnote 3 to the consolidated financial statements for additional disclosure on the Company’s policies for recognizing revenue, assessing bad debts as well as the quantitative and qualitative information regarding changes in the allowance for doubtful accounts. See also footnotes 24, 26 and 27 to the consolidated financial statements, which have been updated for the retrospective application of these new presentation requirements.

In addition, the effects of adopting FASB’s ASU No. 2011-05 as amended by ASU No. 2011-12 Comprehensive Income-Presentation of Comprehensive Income was that the Company eliminated the presentation of the components of other comprehensive income within the statements of equity and reported the components of other comprehensive income in a separate statement of comprehensive income. See the statements of equity and statements of comprehensive income for further details as well as footnote 27 to the consolidated financial statements.

29. Subsequent Event

The Company has reached an agreement in principle to settle all allegations relating to claims arising out of the previously disclosed litigation filed in 2002 in the U.S. District Court in the Eastern District of Texas (“Settlement”). In connection with the Settlement, the Company will pay $55,000 plus attorneys fees. The Company’s second quarter results will include a charge of approximately $78,000 for this Settlement and related expenses. DaVita expects that the Settlement will resolve federal program claims regarding Epogen that were or could have been raised in the complaint relating to historical Epogen practices dating back to 1997. The Settlement is subject to certain conditions, such as court approval. Until the conditions and documentation are completed, there can be no assurance that this matter will in fact be resolved pursuant to the terms of the Settlement.